CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

ENZYME SUPPLY AGREEMENT

THIS ENZYME SUPPLY AGREEMENT, including the exhibits attached hereto (the “Agreement”), effective as of October 30, 2021 (the “Effective Date”), is made and entered into by and between Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063, United States of America (“Codexis”), and Pfizer Ireland Pharmaceuticals, an Irish corporation, with its principal place of business at Operations Support Group, Ringaskiddy, Cork, Ireland, and its Affiliates (“Pfizer”). Codexis and Pfizer each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Codexis has proprietary rights in certain enzymes, chemical synthesis and biocatalysis process technology, and possesses certain valuable business and/or technical knowledge, information, and/or expertise, relating to enzymatically catalyzed manufacturing processes;

WHEREAS, Pfizer and its Affiliates are engaged in the business of manufacturing and supplying pharmaceutical ingredients and intermediates thereof and has proprietary rights in certain compounds, including the Intermediate and the Product, methods of manufacturing the Intermediate and the Product and methods of use of the Intermediate and the Product; and

WHEREAS, Codexis desires to supply Codexis Enzyme to Pfizer and its Affiliates, and Pfizer desires to use (whether through itself, its Affiliates or Pfizer Designees) such Codexis Enzyme in the manufacture and supply of Intermediate for use by Pfizer and its Affiliates in the manufacture and supply of Product to customers in the Territory, as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.DEFINITIONS

1.1“Accounting Standards” means IFRS or U.S. GAAP, as applicable.

1.2“Acquisition Cost” shall mean Pfizer’s or it’s Affiliate’s [***], payable to Codexis during the Quarter for which the Acquisition Cost is being measured, to acquire a kilogram of Codexis Enzyme from either a Qualified Enzyme Manufacturing Facility (pursuant to Section 4.3(a)) or a Third Party Enzyme Manufacturing Facility (pursuant to Section 4.3 (c)) under a Technology Transfer for use by Pfizer and its Affiliates in the manufacture of Intermediate for use in the manufacture of Product, as such actual average cost is calculated in accordance with the Accounting Standards, consistently applied.

1.3“[***]” [***].

1.4“[***] Facility” means, [***], the Qualified Enzyme Production Facility owned by [***] and located at [***].

1.5“Affiliate” shall mean any entity that is controlled by, controls, or is under common control with a Party on or after the Effective Date, as the case may be. For purposes of this Section 1.5, the term “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that, if local law requires a minimum percentage of local ownership of greater than fifty

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

percent (50%), control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under local law, be owned by foreign interests, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.6“Agency” shall mean any applicable local, national or supranational Government Authority involved in granting approvals for the manufacturing, marketing and/or pricing of Product.

1.7“Applicable Law” shall mean all international, supranational, national, federal, state, provincial, regional and local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or other pronouncements of any governmental, administrative or judicial authority having the effect of law, including, without limitation, Environmental Laws, and Global Trade Control Laws, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

1.8“[***]” [***].

1.9“Calendar Year” shall mean any twelve (12) consecutive month period commencing on January 1 and ending December 31 during the Term. For example, Calendar Year 2022, for purposes of this Agreement, shall mean the period from January 1, 2022 through December 31, 2022.

1.10“Claims” shall have the meaning set forth in Section 12.1.

1.11“Codexis Enzyme” shall mean Codexis’ proprietary CDX-616 lyophilized enzyme powder.

1.12“Codexis Enzyme Technology” shall mean (a) the Licensed Patents, and (b) know-how and other information further to the Licensed Patents required to implement the manufacturing process of making Codexis Enzyme [***].

1.13“Codexis Inventions” shall have the meaning set forth in Section 10.1.

1.14“Codexis Rolling Forecast” shall have the meaning set forth in Section 2.4.

1.15“Codexis Technology” shall mean (a) the Licensed Patents, and (b) know-how and other information further to the Licensed Patents required to implement the manufacturing process of making Intermediate from the Codexis Enzyme as described in [***].

1.16“Confidential Information” shall mean any information of a confidential and/or proprietary nature, including without limitation the data, results, inventories, know-how, processes, machines, methods, developments, compositions of matter, inventions, invention disclosures, patent applications, proprietary materials and/or techniques, economic information, business or research strategies, purchase orders (and any information included therein), trade secrets, or other information of any type or kind, and material embodiments thereof, disclosed by a Party, either directly or indirectly to the other Party in written form marked “confidential,” or in oral form if designated as

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“confidential” at the time of disclosure, or which, under the circumstances of disclosure, is reasonably apparent to be confidential.

1.17“Conflict Minerals” means (a) cassiterite, columbite-tantalite (coltan), gold, wolframite, and the derivatives tantalum, tin and tungsten, and (b) any other mineral or its derivatives designated (i) by the U.S. Secretary of State as a Conflict Mineral for purposes of Rule 13p-1 under the Securities Exchange Act of 1934, as amended, or (ii) under any other conflict minerals regime to which Pfizer may become subject, in each case irrespective of the location of origin of the mineral or derivative metal.

1.18“Control” shall mean, with respect to an item, information or intellectual property right, possession of the ability, whether arising by ownership or license, to grant a license or sublicense as provided for herein under such item, information or intellectual property right without violating the terms of a written agreement with any Third Party.

1.19“Environmental Laws” means all laws or other legal requirements of any kind, whether currently in existence or hereafter promulgated, enacted, adopted or amended, relating to (i) safety (including occupational health and safety); (ii) pollution, conservation, preservation or protection of human health, drinking water, natural resources, biota and the environment; (iii) the introduction of any chemical substances, products or finished articles into the stream of commerce; (vi) the imposition of any discharge levy or other economic instrument to prevent or reduce discharge or Release of pollutants or Hazardous Materials; (v) the conduct of environmental impact assessment in connection with the design, development and operation of any facility or project; (vi) the notification, classification, registrations and labeling of new chemical substances; and/or (vii) the generation, use, storage, handling, treatment, transportation or disposal of Waste including without limitation any matters related to Releases or threatened Releases of Hazardous Materials.

1.20“Environmental Losses” means any and all fines, penalties, costs, liabilities, damages or losses incurred by Pfizer or an Affiliate of Pfizer, or for which Pfizer or an Affiliate of Pfizer is liable or obligated pursuant to or in connection with any Environmental Law or Release or threatened Release of Hazardous Materials (i) arising out of the operation or ownership of Qualified Enzyme Manufacturing Facilities supplying Codexis Enzyme to Codexis or (ii) relating to, arising from, or in any way connected with testing, manufacture, packaging, generation, processing, storage, transportation, distribution, treatment, disposal or other handling of the Codexis Enzyme or materials used in the manufacture, packaging, handling or storage of the Codexis Enzyme, or associated by-products, raw materials, intermediates, Wastes or returned Codexis Enzyme, by Codexis, Affiliates of Codexis, or subcontractors of Codexis or such subcontractor’s Affiliates, or their respective officers, directors, employees, agents or contractors.

1.21“Enzyme Specification(s)” shall have the meaning set forth in Section 2.6.

1.22“Excluded List(s)” means the Department of Health and Human Service’s List of Excluded Individuals/Entities and the General Services Administration’s Lists of Parties Excluded from Federal Procurement and Non-Procurement Programs.

1.23“Existing Order” shall have the meaning set forth in Section 2.5(a).

1.24“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder, as each may be amended from time to time.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

1.25“Global Trade Control Laws” shall mean applicable economic sanctions, import, and export control laws, regulations, and orders.

1.26“Government Authority” shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality, regulatory body, or other government entity, including without limitation any of the foregoing that is involved in the granting of approvals, licenses, registrations, or authorizations including but not limited to Regulatory Authority.

1.27“Government Official” shall be broadly interpreted and means: (i) any elected or appointed non-U.S. Government official (e.g., a legislator or a member of a non-U.S. Government ministry); (ii) any employee or individual acting for or on behalf of a non-U.S. Government official, non-U.S. Government agency, or enterprise performing a function of, or owned or controlled by, a non-U.S. Government (e.g., a healthcare professional employed by a non-U.S. Government hospital or researcher employed by a non-U.S. Government university); (iii) any non-U.S. political party officer, candidate for non-U.S. public office, or employee or individual acting for or on behalf of a non-U.S. political party or candidate for public office; (iv) any employee or individual acting for or on behalf of a public international organization; (v) any member of a royal family or a member of a non-U.S. military, and (vi) any individual otherwise categorized as a Government Official under applicable Law.

1.28“Hazardous Materials” means any and all materials (including without limitation substances, chemicals compounds, mixtures, products, byproducts, biologic agents, living or genetically modified materials, wastes, pollutants and contaminants), that (A) (i) are listed, classified, characterized or regulated pursuant to Environmental Laws; (ii) are identified, defined, or classified as “hazardous,” “dangerous,” “toxic,” “pollutant,” “contaminant,” “waste,” “irritant,” “corrosive,” “flammable,” “radioactive,” “reactive,” “carcinogenic,” “mutagenic,” “bio-accumulative,” or “persistent” in the environment; or (iii) harm, endanger or cause injury to human health, natural resources or the environment; or (B) petroleum products and their derivatives, asbestos-containing material, lead-based paint, polychlorinated biphenyls, urea formaldehyde, or viral, bacterial or fungal material.
1.29“IFRS” shall mean International Financial Reporting Standards, consistently applied.

1.30“Initial Term” shall have the meaning set forth in Section 11.1.

1.31“Intermediate” shall mean methyl (1R,2S,5S) 6,6-dimethyl-3-azabicyclo[3.1.0]hexane-2-carboxylate hydrochloride (CAS # 565456-77-1) (Pfizer Identifier: PF-04349713-01).

1.32“[***] Facility” shall mean the manufacturing facility owned by Pfizer or its Affiliates which has been Qualified to manufacture Codexis Enzyme for Pfizer and its Affiliates under a Technology Transfer and is located [***].

1.33“[***]” [***].

1.34“[***] Facility” means the Qualified Enzyme Manufacturing Facility owned by [***] and located at [***].

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

1.35“Latent Defect” means defects in the Codexis Enzyme which are not readily discoverable based on, as applicable, Pfizer’s, Pfizer Affiliates’ or Pfizer Designees’ normal incoming-goods inspections.

1.36“Licensed Patents” means those patents listed at Exhibit 1.36.

1.37“Marketing Authorization” shall mean, with respect to any country in the Territory, a marketing authorization or similar, registration or certification necessary to market Product in such country.

1.38“Minimum Order Quantity” shall have the meaning set forth in Section 2.5(b).

1.39“[***]” shall mean that certain [***].

1.40“New Order” shall have the meaning set forth in Section 2.5(e).

1.41“New Qualified Enzyme Manufacturing Facility” shall mean any new Qualified Enzyme Manufacturing Facility ([***]) that is Qualified after the Effective Date to manufacture and supply Codexis Enzyme for supply by Codexis to Pfizer and its Affiliates.

1.42“Order” shall mean a binding commitment in writing through issuance of a purchase order, made by Pfizer or its Affiliates, to purchase a specified amount of Codexis Enzyme from Codexis. Orders may be either Existing Orders or New Orders.

1.43“Pfizer Designee’ shall mean a Third Party who is under written contract with either Pfizer or an Affiliate of Pfizer to perform one or more manufacturing activities in respect of manufacture of the Intermediate on behalf of Pfizer or its Affiliates. Pfizer Designee(s) are shown in Exhibit 1.43 which may be updated from time to time upon prior written notification by Pfizer to Codexis, subject to Codexis’ approval within thirty days of receipt (such approval not to be unreasonably withheld and approval to be considered as given in absence of any negative response within such thirty days).

1.44“Pfizer Rolling Forecast” shall have the meaning set forth in Section 2.4.

1.45“Third Party Enzyme Manufacturing Facility” shall mean a Third Party manufacturing facility (other than a Qualified Enzyme Manufacturing Facility) which is under written contract with Pfizer or an Affiliate of Pfizer to manufacture and supply Codexis Enzyme to Pfizer and its Affiliates under a Technology Transfer.

1.46“Product” shall mean (1R,2S,5S)-N-{(1S)-1-cyano-2-[(3S)-2-oxopyrrolidin3-yl]ethyl}-6,6-dimethyl-3-[3-methyl-N-(trifluoroacetyl)-L-valyl]-3-azabicyclo[3.1.0]hexane-2-carboxamide (“nirmatrelvir”) (CAS # 2628289040-8) (Pfizer Identifier: PF-07321332).

1.47“Qualified,” and the correlative terms “Qualification,”, “Qualify” and “Qualifying,” shall mean, in relation to a facility seeking to manufacture Codexis Enzyme under this Agreement, a facility meeting the then required standards for quality and quality assurance established by Codexis for the manufacture of Codexis Enzyme, which has produced, at commercially relevant scale, Codexis Enzyme which meets the Enzyme Specification and which Codexis Enzyme has been tested by Pfizer, its Affiliates and/or its Pfizer Designee manufacturing Intermediate for Pfizer and confirmed in writing

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(e-mail being acceptable) by Pfizer as acceptable for use in the manufacture of Intermediate.
1.48“Qualified Enzyme Manufacturing Facility” shall mean a manufacturing facility that has been Qualified to manufacture and supply Codexis Enzyme for supply by Codexis to Pfizer and its Affiliates. Qualified Enzyme Manufacturing Facilities include the [***] Facility and, [***], the [***] Facility and any New Qualified Enzyme Manufacturing Facility.

1.49 “Quarter” shall mean each of the three consecutive calendar months ending March 31, June 30, September 30, and December 31.

1.50“Regulatory Authority” means the FDA with respect to the United States and the corresponding agencies or authorities responsible for regulation of the Product with respect to jurisdictions in the applicable country in the Territory other than the United States where the Product is to be marketed and sold.

1.51“Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the uncontrolled presence or the movement of Hazardous Materials through the ambient air, soil, subsurface water, groundwater, wetlands, lands or subsurface strata or threat thereof.

1.52“Renewal Term” shall have the meaning set forth in Section 11.1.

1.53“Restricted Market(s)” for purposes of this Agreement means the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, and Syria, or any other country or region subject to sanctions by the United States or European Union.

1.54“Restricted Party(ies)” for purposes of this Agreement means the means an individual or entity on the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List of the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List of the U.S. Department of Commerce; entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign and Security Policy; the List of Excluded Individuals / Entities published by the U.S. Health and Human Services Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of parties suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the governmental entities of the countries that have jurisdiction over the activities conducted under this Agreement.

1.55"Retest Date" means for each lot of the Codexis Enzyme the required retest date as specified on the CoA of such lot, and "Retest Period" shall mean the period from delivery of the Enzyme until the first Retest Date and subsequent to the first Retest Date the period between Retest Dates.

1.56“Section 4.3 Replacement Quantities” means those quantities of Codexis Enzyme (i) which are purchased by or for Pfizer or its Affiliates directly from a Qualified Enzyme Manufacturing Facility (pursuant to Section 4.3(a)), (ii) self-manufactured by Pfizer (or Pfizer Inc.) at the [***] Facility (pursuant to Section 4.3(b)), or (iii) sourced by Pfizer or its Affiliates from a Third Party Enzyme Manufacturing Facility (pursuant to Section 4.3(c)).

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

1.57“Section 4.6(a) Use Fee” shall have the meaning set forth in Section 4.6(a).

1.58“Section 4.6(b) Use Fee” shall have the meaning set forth in Section 4.6(b).

1.59“Services” means the manufacturing, testing, and packaging of Codexis Enzyme to the applicable Enzyme Specification.

1.60“Technology Transfer” shall mean a technology transfer (pursuant to Section 4.5 or Section 5.4) by Codexis of technology and know-how reasonably necessary for the manufacture of the Codexis Enzyme at the [***] Facility or at a Third Party Enzyme Manufacturing Facility.

1.61“Term” shall have the meaning set forth in Section 11.1.

1.62“Territory” shall mean all of the countries of the world.

1.63“Third Party” (and with its correlative meaning, “Third Parties”) shall mean any party other than Codexis, Pfizer, or an Affiliate of either Codexis or Pfizer.

1.64“Trigger Event” means (a) any failure by Codexis to supply the quantities of Codexis Enzyme which are the subject of an Existing Order or an accepted New Order [***] or (b) the good faith belief by Codexis that it will not be capable of supplying the quantities of Codexis Enzyme which are the subject of an Existing Order on or before the delivery date(s) set forth in the Existing Order [***] or (c) the good faith belief by Codexis that it is not capable during any [***] period of supplying to Pfizer or its Affiliates a cumulative quantity of Codexis Enzyme equivalent to [***].

1.65“U.S.” means the 50 States of the United States of America, the District of Columbia, and U.S. territories.

1.66“U.S. GAAP” means United States generally accepted accounting principles, consistently applied.

1.67“Waste” means all wastes which arise from the manufacture, handling or storage by Codexis, Affiliates of Codexis, or subcontractors of Codexis or such subcontractor’s Affiliates, or their respective officers, directors, employees, agents or contractors, of the Codexis Enzyme hereunder, or which is otherwise produced through the operations of Codexis, Affiliates of Codexis, or subcontractors of Codexis or such subcontractor’s Affiliates, or their respective officers, directors, employees, agents or contractors. or such through implementation of this Agreement including Hazardous Materials.

2.ENZYME SUPPLY

2.1Codexis Enzyme Supply. Subject to the terms and conditions of this Agreement, Codexis shall supply Codexis Enzyme to Pfizer, its Affiliates and the Pfizer Designees in accordance with Orders placed by Pfizer or its Affiliates, and Pfizer shall purchase from Codexis, and cause Pfizer’s Affiliates to purchase from Codexis, all of Pfizer’s, its Affiliates’ and the Pfizer Designees’ requirements for Codexis Enzyme, for use in the manufacture of Intermediate by or for Pfizer, its Affiliates or the Pfizer

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Designees for use in the manufacture and sale of Product in the Territory during the Term.

2.2Terms and Conditions. All supply of Codexis Enzyme by Codexis to Pfizer, its Affiliates and, under Orders placed by Pfizer or its Affiliates, the Pfizer Designees, shall be subject to the terms and conditions of this Agreement. Any terms of any Order or acknowledgement given or received which are inconsistent with this Agreement given by either Party shall have no effect, and such terms are hereby excluded and rejected.

2.3Restricted Rights. Codexis Enzyme transferred to Pfizer, its Affiliates and the Pfizer Designees (under Orders placed by Pfizer or its Affiliates) under this Agreement is intended to be used solely for the manufacture of Intermediate by or on behalf of Pfizer, its Affiliates and the Pfizer Designees for use in the manufacture and sale of Product in the Territory in accordance with the terms and conditions of this Agreement. Codexis Enzyme transferred to Pfizer, its Affiliates and the Pfizer Designees under this Agreement is not intended for use as a biocatalyst for other chemical reactions. [***]. Any other distribution, use, or other exploitation of Codexis Enzyme not in accordance with this Agreement shall be considered to be unlicensed and are hereby prohibited. Pfizer, its Affiliates and the Pfizer Designees shall not transfer any Codexis Enzyme to any Third Party (except to a Pfizer Designee, in which event Pfizer shall ensure that such Pfizer Designee complies with Pfizer’s obligations under this Section 2.3, Section 2.8, Section 2.9, Section 2.14, Section 10.1 and Article 8). Pfizer, its Affiliates and the Pfizer Designees shall not manufacture Codexis Enzyme or acquire Codexis Enzyme from any Third Party, except as otherwise provided in the Agreement.

2.4Forecasts. [***]. Therefore, [***], Pfizer agrees to provide to Codexis [***] a written (e-mail is acceptable), good faith, non-binding, rolling forecast of Pfizer’s, its Affiliates’ and the Pfizer Designees’ anticipated demand for quantities (in kg) of Codexis Enzyme (“Pfizer Rolling Forecast”) for the upcoming [***] and Codexis agrees to provide to Pfizer [***] a written (e-mail is acceptable), good faith, non-binding, rolling forecast of Codexis’ anticipated production capacity (in kg) for Codexis Enzyme which is available to Pfizer (“Codexis Rolling Forecast”) for the upcoming [***]. The Pfizer Rolling Forecast and the Codexis Rolling Forecast will be delivered to the other Party not later than [***] after the start of the first Quarter of the [***] forecast period and shall be updated as significant changes occur. See also Exhibit 3.1 for requirements for a separate annual forecast for pricing purposes.

2.5Orders.

(a)Existing Orders. As of May 18, 2022, Pfizer or its Affiliates have placed with Codexis firm, binding, and non-cancelable written purchase orders for Codexis Enzyme as shown in Exhibit 2.5(a) (“Existing Orders”). The Existing Orders have been accepted by Codexis and at the time of acceptance constituted firm, binding and non-cancelable purchase and sale obligations on the part of Codexis and Pfizer or its Affiliates.

(b)Existing Non-Cancelable Orders. As of the Effective Date, the Existing Orders listed in Exhibit 2.5(b) (“Existing Non-Cancelable Orders”) continue to constitute firm, binding, and non-cancelable purchase and sale obligations on the part of Codexis and Pfizer or its Affiliates. The Existing Non-Cancelable Orders may not be changed or canceled.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(c)Existing Canceled Orders. As of the Effective Date, and subject to the provisions of Section 2.5(d), the Existing Orders listed in Exhibit 2.5(c) (“Existing Canceled Orders”) are, by mutual agreement of Codexis and Pfizer or its Affiliates, canceled and no longer constitute firm, binding, and non-cancelable purchase obligations on the party of Codexis and Pfizer or its Affiliates.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(d)Retainer Fee.

(i)In consideration for cancelation of the Existing Canceled Orders, Pfizer shall pay to Codexis the following mutually agreed, non-refundable, non-creditable (except as provided in Section 2.5(d)(ii) and Section 2.5(d)(iii)) retainer fee (not as a penalty):

Retainer Fee for [***] (“Retainer Fee”)	US$25,880,000.00

Codexis shall invoice Pfizer for the Retainer Fee within [***] of the Effective Date. Pfizer shall ensure the Retainer Fee payment is received by Codexis full by [***].

(ii)A total of 90% of the Retainer Fee paid by Pfizer to Codexis as provided in Section 2.5(d)(i) (i.e., US$23,292,000.00) (“Creditable Amount”) is creditable against:

(a)[***] of the Adjusted Enzyme Price of any New Order(s) (as defined in Section 2.5(e)) placed by Pfizer or its Affiliates with and accepted by Codexis with a scheduled ship date (as reflected on the New Order) prior to December 31, 2023; and

(b)[***] of any fees invoiced by Codexis to Pfizer during the period January 1, 2022 through December 31, 2023 under mutually acceptable, executed, written definitive collaborative development(s)/licensing agreement(s) (not including this Agreement) executed by Codexis and Pfizer from the Effective Date through December 31, 2022. For clarity, such agreements may include standalone purchase orders.

(i)A total of 50% of any portion of the Retainer Fee which has not been credited after the issuance of credits pursuant to Section 2.5(d)(ii) is creditable against the Adjusted Enzyme Price of any New Order(s) (as defined in Section 2.5(e)) placed by Pfizer or its Affiliates with and accepted by Codexis with a scheduled ship date (as reflected on the New Order) between January 1, 2024 and December 31, 2024.
(ii)Any portion of the Retainer Fee which had not been credited in the manner specified in Section 2.5(d)(ii) or Section 2.5(d)(iii) is non-creditable and non-refundable and will be retained by Codexis.

(e)New Orders. At any time during the Term, Pfizer or its Affiliates may place with Codexis a new written purchase order for Codexis Enzyme (“New Order”). Pfizer and its Affiliates are under no obligation to place New Orders. Unless otherwise agreed in writing (e-mail is acceptable), all New Orders shall be for a minimum of [***] of Codexis Enzyme and shall be in full lot quantities packaged in [***] (“Minimum Order Quantity”).
(f)New Orders Acceptance. For New Orders which are for delivery of a quantity of Codexis Enzyme [***] and which [***], Codexis shall be deemed to have accepted the New Order. For New Orders which do not (i) [***] or which (ii) when the quantity of Codexis Enzyme which is the subject of the New Order is [***] and then existing New Orders then in place [***], Codexis shall have the right [***] to reject the New Order [***], in which case Codexis and Pfizer and its Affiliates shall work together in good faith to establish alternative delivery date(s) and/or alternative order quantities which can be accepted by Codexis. Once accepted by Codexis, each New Order shall

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

become a firm, binding and non-cancelable purchase and sale obligation on the part of Codexis and Pfizer and its Affiliates and may not be changed or canceled except by mutual written consent. Each New Order shall specify the following:

1.    [***];
2.    [***];
3.    [***]; and
4.    [***].

(g)Form of Order. All New Orders shall be governed by the terms and conditions of this Agreement and any term or condition set forth in a New Order or acknowledgement that would materially amend or supplement the terms and conditions of this Agreement is rejected and without effect. All of Pfizer’s and its Affiliates’ orders for Codexis Enzyme shall be made pursuant to such written New Order form and shall provide for shipment in compliance with Section 2.8.

2.1Enzyme Specification. Codexis shall manufacture and supply Codexis Enzyme in accordance with the Enzyme Specification (the “Enzyme Specification(s)”) attached under Exhibit 2.6. The Parties may amend the Enzyme Specification(s) from time to time [***]. Codexis Enzyme shall be manufactured in accordance with appropriate quality controls, as may be mutually agreed upon by the Parties in a separate written Quality Agreement. Upon mutual execution of any Quality Agreement, such Quality Agreement shall be incorporated as an addendum to this Agreement. [***].
2.2Retest Period. Except with the prior written consent of Pfizer, Codexis shall not make any delivery of Codexis Enzyme (i) [***] prior to the delivery date of the Codexis Enzyme to Pfizer, its Affiliates or Pfizer Designees, and (ii) for which the Retest Date is less than [***] after the delivery date of the Codexis Enzyme to Pfizer, its Affiliates or Pfizer Designees. Pfizer, its Affiliates and the Pfizer Designees shall have the right to refuse delivery of any Codexis Enzyme which does not meet the requirements of this Section 2.7. With Pfizer’s consent, which will not be unreasonably withheld or delayed, Codexis will have the right to [***].

2.3Delivery and Storage of Codexis Enzyme. Subject to Section 2.5, Codexis shall deliver to Pfizer, the Pfizer Affiliates or the Pfizer Designees the amount of Codexis Enzyme specified in each New Order no later than the date(s) specified therein. All Codexis Enzyme shall be shipped by Codexis [***]. Codexis shall provide any documentation required for shipment of Codexis Enzyme ([***]). Pfizer, its Affiliates and the Pfizer Designees shall store, handle and maintain the Codexis Enzyme in accordance with storage instructions as determined by Codexis (currently [***]), which storage instructions may be amended from time to time by Codexis in advance in writing. Pfizer, its Affiliates and the Pfizer Designees shall bear any and all costs from failure to comply with such storage instructions, including without limitation any payments required for additional quantities of Codexis Enzyme purchased by Pfizer or its Affiliates due to such failure.

2.4Inspection. Prior to shipment of any Codexis Enzyme, Codexis and/or any Third Party referenced in Section 2.15 shall test and inspect such shipment to ensure compliance with the applicable Enzyme Specification. Upon receipt of shipment of Codexis Enzyme, Pfizer, Pfizer Affiliate(s) or Pfizer Designee(s) shall inspect such Codexis Enzyme for compliance with the applicable Enzyme Specification for such Codexis Enzyme corresponding to such shipment. Pfizer or Pfizer Affiliate shall inform Codexis of the result of the inspection, including any claim with respect to all or part of a shipment, in writing within [***] after the receipt of such shipment of Codexis Enzyme.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

In the event that Codexis receives a written notice of claim from Pfizer or Pfizer Affiliate, which notice must include sufficient detail identifying the basis for claim, the Parties shall determine if such claim is proper pursuant to the dispute resolution mechanism set forth in Section 2.13 and shall enter into good faith discussions regarding supply of replacement quantities of Codexis Enzyme during the dispute resolution process. If Pfizer or Pfizer Affiliate fails to notify Codexis in writing of a claim (other than for Latent Defects in the Codexis Enzyme) within such [***] period, Pfizer’s or Pfizer Affiliates’ right to submit a claim for the shipment for any basis that would have been discoverable through an inspection will be deemed to have been waived. Where any failure of Codexis Enzyme to conform to applicable Enzyme Specification(s) is not readily discoverable based on Pfizer’s, it’s Affiliates’, or Pfizer Designee(s)’ normal incoming-goods inspections but is a Latent Defect, Pfizer or Pfizer Affiliate(s) shall have the right to submit a claim with respect to all or part of a shipment within [***], but in no event later than the last day of the then current Retest Period for such shipment of Codexis Enzyme.

2.5Refund, Replacement of Non-conforming Codexis Enzyme
Pfizer, Pfizer Affiliates or Pfizer Designee(s) may return to Codexis at Codexis’ expense any Codexis Enzyme rejected pursuant to Section 2.9 and which is not subject to a disputed claim under Section 2.13. [***], Codexis shall, [***]: (i) replace any Codexis Enzyme rejected by Pfizer or Pfizer Affiliates, at no additional cost to Pfizer or its Affiliates, as soon as reasonably practicable [***]; or (ii) provide a credit or refund to Pfizer or its Affiliates for the full amount invoiced to Pfizer for such Codexis Enzyme, which shall be credited or refunded (as the case may be) to Pfizer or its Affiliates within [***].
2.6Root Cause Analysis. Upon notice by Pfizer or its Affiliates to Codexis that the Codexis Enzyme does not conform to the Enzyme Specifications or has Latent Defects, Codexis shall use commercially reasonable efforts to promptly and diligently: (i) investigate and attempt to determine the root cause of such non-conformance or defect; (ii) undertake corrective action; and (iii) at all times keep Pfizer or its Affiliates promptly information of such investigation and the progress of such corrective action. If a root cause is determined, then Codexis shall promptly notify and report the results to Pfizer or its Affiliates, and Codexis and Pfizer or its Affiliates will cooperate in good faith on a corrective action plan.
2.7Change Control. [***].

2.8Disputes. If Codexis disputes Pfizer’s or Pfizer Affiliates conclusion to submit a claim with respect to all or part of any shipment of any Codexis Enzyme as set forth in Section 2.10, Codexis shall notify Pfizer or Pfizer Affiliates within [***] after receipt of Pfizer’s or Pfizer Affiliates written notice of such rejection. Such dispute shall be resolved by a Third Party within [***] of such notice by Codexis. Such Third Party shall have expertise in the [***], the identity of whom shall be mutually agreed upon by the Parties, and the appointment of whom shall not be unreasonably delayed or conditioned by either Party. The determination of such Third Party with respect to all or part of any shipment of any Codexis Enzyme shall be final and binding upon the Parties and shall be strictly limited to the determination of the financial liability set forth in this Section 2.13. If such Third Party determines that Pfizer’s or Pfizer Affiliates claim with respect to the shipment or part thereof was: (x) proper, then [***], Codexis shall replace such shipment or reimburse or credit to Pfizer or Pfizer Affiliates, Pfizer’s or Pfizer Affiliates direct costs and expenses associated with the nonconforming Codexis Enzyme; or (y) not proper, then no refund or credit shall be due to Pfizer or Pfizer Affiliates. The fees and expenses of such Third Party shall be paid by [***]. [***].

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

2.9Use of Codexis Enzymes.

(h)Except as expressly set forth in this Agreement, and only insofar as it relates to Codexis Enzymes in their actual possession, custody or control, Pfizer and its Affiliates will not, and will cause Pfizer Designees to not, without the prior written consent of Codexis, (i) extract information from, reverse engineer, deconstruct, disassemble, sequence or in any way determine, or attempt to extract information from, reverse engineer, deconstruct, disassemble, sequence or in any way determine, the biological, chemical or physical structure or composition of any of the Codexis Enzyme or its components; (ii) copy, alter, immobilize, stabilize, add to, alter, modify or otherwise design or create any derivative of Codexis Enzyme or its components; or (iii) transfer any Codexis Enzyme or its respective components, or sequence information pertaining thereto, to a Third Party (except as expressly provided for under Section 2.3) or otherwise sublicense or subcontract any of its rights or obligations under this Agreement to any Third Party in a manner not permitted hereunder.
(i)[***].

2.6Third Party Contractors. Codexis may, with the prior written consent of Pfizer, which consent will not be unreasonably withheld or delayed, satisfy its supply obligations to Pfizer and its Affiliates under this Agreement either in whole or in part through arrangements with Third Parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Codexis Enzyme; provided, that Codexis shall remain responsible for the actions of such Third Parties and for compliance with its obligations under this Agreement. Pfizer and its Affiliates recognize that the [***] Facility is currently Codexis’ Qualified Enzyme Manufacturing Facility for the Codexis Enzyme and, subject to the terms and conditions set forth herein, including without limitation this Section 2.15, Pfizer and its Affiliates accept the use of the [***] Facility as a Qualified Enzyme Manufacturing Facility. Codexis shall, and shall cause all Third Party contractors, including without limitation [***], to perform Services: (a) in a professional and good scientific manner, meeting the standards of diligence, safety, and skill customary in the field; (b) in compliance with all Applicable Laws; and (c) in compliance with this Agreement and any Quality Agreement between the Parties. Without limiting the foregoing, Codexis shall use its commercially reasonable efforts to complete the objectives and activities agreed upon between the Parties, and to achieve the milestones and meet the timelines and schedules agreed upon between the Parties. [***].

1.
2.
3.PAYMENT; TAXES

3.1Pricing. Pfizer and its Affiliates shall pay Codexis for Codexis Enzyme delivered hereunder as established in accordance with Exhibit 3.1 of this Agreement. All deliveries are [***]. [***].

3.2Invoicing. All invoices shall be sent to the address designated in the applicable purchase order, and shall include the following information: the applicable purchase order number and billing address; and shall also include, where applicable, the type, description, part number and quantity of the Codexis Enzyme shipped; the actual date of shipment; the prices; any applicable taxes, transportation charges or other charges provided for in the applicable purchase order; and the ship-to destination.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

3.3Payment. Codexis shall invoice Pfizer or the applicable Pfizer Affiliate upon [***]. Pfizer or the Pfizer Affiliate shall pay all undisputed amounts due within [***] from the date of receipt of the invoice by Pfizer or the Pfizer Affiliate. All payments made under this Agreement shall be made by direct wire transfer of United States Dollars in immediately available funds in the requisite amount to:

Bank Name:        [***]
Bank Address:        [***]
            [***]
ABA#:            [***]
Beneficiary:        Codexis, Inc.
Account No.:         [***]
SWIFT Code:        [***]

or such other bank account as Codexis may from time to time designate in writing. If Pfizer or the Pfizer Affiliate disputes all or any portion of an invoice, Pfizer or its Affiliate shall notify Codexis promptly in writing of the amount and nature of the dispute and the Parties shall attempt to resolve the dispute in good faith. In the event of any unresolved dispute regarding an invoice, the Parties shall resolve the dispute in accordance with Section 13.4. Payment by Pfizer or its Affiliate shall not result in a waiver of any of its rights under this Agreement. [***].

3.4Taxes.

(a)Each Party shall be responsible for its own taxes, duties, levies, imposts, assessments, deductions, fees, withholdings or similar charges imposed on or measured by net income or overall gross income (including branch profits), gross receipts, capital, ability or right to do business, payroll, property and franchise or similar taxes pursuant to applicable law.

(b)Pfizer and its Affiliates shall be entitled to withhold or deduct from any payment due to Codexis any taxes, fees, duties, charges, or similar payments as required by applicable laws, such payment shall decrease by an equivalent amount, and such withheld amount shall be treated as paid to Codexis. Pfizer and its Affiliates will provide to Codexis reasonable documentation that evidences Pfizer’s payment of any tax on behalf of Codexis. The Parties agree, upon request, to use all reasonable efforts to obtain or provide any valid certificate, form, or other document or information from any governmental entity or any other person as may be necessary to lawfully withhold, report, mitigate, reduce or eliminate any tax that could be imposed on the payments contemplated by this Agreement. Codexis shall indemnify and hold harmless Pfizer for any withholding agent liability for withholding taxes, including interest and penalties thereon.

(c)Except as otherwise agreed to in writing by the Parties, all costs and prices are exclusive of any value added tax, ad valorem, goods and services or similar tax chargeable on the supply or deemed supply of goods or services, sales taxes, transaction taxes, consumption taxes and other similar taxes required by applicable law to be imposed on the sale of the Codexis Enzyme and borne by Pfizer or its Affiliates, including any interest, penalties or other additions to tax thereon required under applicable Law ("VAT"). If any VAT is so required, Pfizer or its Affiliates shall pay such VAT at the applicable rate in respect of any such payments following the receipt of a valid VAT invoice in the appropriate form issued by the payee in respect of those payments, such VAT to be payable on the later of the due date of the payment to which such VAT relates and [***] after the receipt by Pfizer or its Affiliates of the applicable

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

valid invoice relating to that VAT payment. If Codexis requires any Pfizer or its Affiliates location information in order to assess any VAT requirements, Codexis shall reasonably request such information from Pfizer or its Affiliates in advance of issuing such relevant valid invoices. Codexis hereby agrees to segregate and allocate VAT on each of its invoices, including between costs subject to VAT and amounts not subject to VAT. Pfizer and its Affiliates shall not be responsible for any penalties and interest resulting from the failure by the Codexis to collect (if not included on a timely and valid VAT invoice), report or remit any such VAT. Codexis shall provide notice to Pfizer or its Affiliates of the VAT it determines is required to be included on invoices, and the legal basis therefore, at least [***] prior to the first valid VAT invoice issued to Pfizer which include such determined VAT, or any changes to such determination, to provide Pfizer or its Affiliates a reasonable opportunity to furnish certificates, documentation or other information that would eliminate or minimize such VAT under applicable law. The Parties will reasonably cooperate to issue valid VAT invoices for all amounts due under this Agreement consistent with VAT requirements and to report, eliminate or minimize the amount of any such VAT imposed on the transactions contemplated in this Agreement, including the use of valid and sufficient certificates, documentation and other information under applicable law.

(d)Pfizer and its Affiliates shall be responsible for import VAT if Pfizer or its Affiliates are the importer of record of the Codexis Enzyme into the destination country.

3.
4.SECURITY OF SUPPLY

4.1Efforts by Codexis. Codexis shall use all commercially reasonable efforts to supply Codexis Enzyme in accordance with Article 2. If Codexis encounters any issues in respect of supply or delivery, including but not limited to feasibility issues or scale-up issues, Codexis shall promptly notify Pfizer and its Affiliates, and the Parties shall work together in good faith to establish a timeline for supply and delivery of Codexis Enzyme by initiating supply from any Qualified Enzyme Manufacturing Facility.

4.2Occurrence of a Trigger Event. Upon the occurrence of a Trigger Event, Codexis shall promptly notify Pfizer and its Affiliates in writing (e-mail is acceptable) of the details related to the Trigger Event and the failure or potential failure of Codexis to supply Codexis Enzyme under Order(s) which are the subject of a Trigger Event and Codexis’ estimated timeline to correct the Trigger Event. In the event of a Trigger Event, Codexis shall use its best efforts to prioritize delivery to Pfizer and its Affiliates of quantities of Codexis Enzyme to be delivered under an Order. These efforts shall [***]:

(e)[***];

(f)[***];

(g)[***];

(h)[***].

1.
2.
3.
4.
4.3

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

4.4
4.5Alternate Sourcing. Codexis shall promptly notify Pfizer or its Affiliates in writing (e-mail is acceptable) of Codexis’ efforts to resolve the Trigger Event and provide updates as soon as available. If, despite Codexis’ efforts, Codexis is unable to resolve the Trigger Event to Pfizer’s reasonable satisfaction within [***], Pfizer and its Affiliates shall have the right, exercisable during the duration and within the scope of the Trigger Event (but not beyond) to source a quantity of Codexis Enzyme up to [***] the quantities of Codexis Enzyme that Codexis is unable to deliver under Order(s) which are the subject of the Trigger Event, from:

(i)first, directly from existing Qualified Enzyme Manufacturing Facilities;

(j)second, to the extent that Pfizer and its Affiliates are unable to source sufficient quantities of Codexis Enzyme directly from Qualified Enzyme Manufacturing Facilities under Section 4.3(a), request from Codexis a Technology Transfer, in order to utilize the [***] Facility as a manufacturing facility Qualified to self-manufacture such quantity of Codexis Enzyme, which quantities of Codexis Enzyme self-manufactured by Pfizer or its Affiliates may be used only by Pfizer and its Affiliates for the manufacture of Intermediate for use in the manufacture of Product for sale and distribution by Pfizer and its Affiliates.

(k)third, to the extent that Pfizer or its Affiliates are unable to source sufficient quantities of Codexis Enzyme directly from Qualified Enzyme Manufacturing Facilities under Section 4.3(a) or from self-manufacture of Codexis Enzyme at the [***] under Section 4.3(b), request from Codexis a Technology Transfer, in order to qualify and utilize a Third Party Enzyme Manufacturing Facility in order to have a Third Party manufacture for Pfizer and its Affiliates such quantity of Codexis Enzyme, which quantities of Codexis Enzyme manufactured by the Third Party for Pfizer or its Affiliates may be used only by Pfizer and its Affiliates for the manufacture of Intermediate for use in the manufacture of Product for sale and distribution by Pfizer and its Affiliates. [***].
4.1Limitations. For clarity, any right of Pfizer and its Affiliates to source quantities of Codexis Enzyme directly from Qualified Enzyme Manufacturing Facilities pursuant to Section 4.3(a), any right of Pfizer or its Affiliates to manufacture quantities of Codexis Enzyme under a Technology Transfer pursuant to Section 4.3(b), and any right of Pfizer and its Affiliates to source Codexis Enzyme from a Third Party Enzyme Manufacturing Facility under a Technology Transfer pursuant to Section 4.3(c) shall be effective only during that period of time in which Codexis is unable to supply the quantities of Codexis Enzyme which are the subject of an Order affected by a Trigger Event and shall only be effective for those quantities of Codexis Enzyme that Codexis is unable to supply to Pfizer or its Affiliates under Orders that are the subject of the Trigger Event. Pfizer and its Affiliates shall continue to purchase from Codexis, under the terms of this Agreement, all quantities of Codexis Enzyme that Codexis makes available to Pfizer and its Affiliates for purchase in lieu of any quantities of Codexis Enzyme that Pfizer or its Affiliates would or could purchase directly from an existing Qualified Enzyme Manufacturing Facility (under Section 4.3(a)) or manufacture (under Section 4.3(b)) under a Technology Transfer utilizing the license granted to Pfizer or its Affiliates under Section 4.5, or have manufactured (under Section 4.3(c)) under a Technology Transfer utilizing the license granted to Pfizer or its Affiliates under Section 4.5.

1.
2.
3.
4.
4.6

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

4.7
4.8
4.9
4.10Technology Transfer. Effective upon a Technology Transfer under Section 4.3(b) or under Section 4.3(c), and only during the time period(s) and to the extent specifically provided in Section 4.3(b) or Section 4.3(c), Codexis grants to Pfizer ([***]) a non-exclusive, fee-bearing, non-transferrable, non-sublicensable ([***]) right and license under Codexis Enzyme Technology to manufacture the Codexis Enzyme for Pfizer and Pfizer Affiliates as permitted by Section 4.3(b) or Section 4.3(c) above for use of such Codexis Enzyme in Pfizer’s, Pfizer Affiliates’ and Pfizer Designee’s manufacture of the Intermediate for use in the manufacturing of Product by or for Pfizer and its Affiliates. For clarity, neither Pfizer nor its Affiliates shall have any right to sell, have sold, market, distribute or transfer any Codexis Enzyme or any Intermediate manufactured under a Technology Transfer to any Third Party (including, without limitation, the Pfizer Designees) other than for use in manufacturing the Intermediate for Pfizer or its Affiliates for use in the manufacturing of Product by or for Pfizer and its Affiliates.
4.11Article 4 Use Fees.

(a)With respect to Section 4.3 Replacement Quantities used by or for Pfizer or its Affiliates to replace quantities of Codexis Enzyme covered by Existing Non-Cancelable Orders in the manufacture of Intermediate, Pfizer shall pay to Codexis (or cause its Affiliate(s) to pay to Codexis) a use fee (“Section 4.6(a) Use Fee”). The Section 4.6(a) Use Fee shall be equal to [***] of the then current ([***]) Codexis Enzyme price as established pursuant to Exhibit 3.1 ([***]) (“Section 4.6(a) Codexis Enzyme Price”). [***]. The Section 4.6(a) Use Fee shall be paid by Pfizer or its Affiliates to Codexis on a Quarterly basis. Pfizer shall provide to Codexis a written report (with documentation supporting Pfizer’s calculations in accordance with Accounting Standards) within [***] establishing the volume of Codexis Enzyme sourced or produced by Pfizer and its Affiliates (pursuant to Sections 4.3(a), 4.3(b) and/or 4.3(c)) during such Quarter that is actually used by or for Pfizer or its Affiliates in the manufacture of Intermediate (“Quarterly Section 4.6(a) Use Fee Report”) and, to the extent applicable, shall pay to Codexis the aggregate Section 4.6(a) Use Fee for all such Codexis Enzyme produced and used in the manufacture of Intermediate during such Quarter within [***]. [***]. Any disputes arising out of, relating to or in connection with the calculation or payment of the Section 4.6(a) Use Fee under this Section 4.6(a) shall be governed by arbitration as provided for under Section 13.3 of this Agreement. Any information disclosed to Codexis hereunder shall be deemed Pfizer Confidential Information and may not be disclosed by Codexis to any third parties without Pfizer’s prior written consent.

(b)With respect to Section 4.3 Replacement Quantities used by or for Pfizer or its Affiliates to replace quantities of Codexis Enzyme covered by New Orders in the manufacture of Intermediate, Pfizer shall pay to Codexis (or cause its Affiliate(s) to pay to Codexis) a use fee (“Section 4.6(b) Use Fee”). The Section 4.6(b) Use Fee shall be [***]. The Section 4.6(b) Use Fee shall be paid by Pfizer or its Affiliates to Codexis on a Quarterly basis. Pfizer shall provide to Codexis a written report (with documentation supporting Pfizer’s calculations in accordance with Accounting Standards) within [***] establishing the volume of Codexis Enzyme sourced or produced by Pfizer and its Affiliates (pursuant to Sections 4.3(a), 4.3(b) and/or 4.3(c)) during such Quarter that is actually used by or for Pfizer or its Affiliates in the manufacture of Intermediate (“Quarterly Section 4.6(b) Use Fee Report”) and, to the extent applicable, shall pay to Codexis the aggregate Section 4.6(b) Use Fee for all such Codexis Enzyme produced and used in the manufacture of Intermediate during such Quarter within [***]. [***]. Any

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

disputes arising out of, relating to or in connection with the calculation or payment of the Section 4.6(b) Use Fee under this Section 4.6(b) shall be governed by arbitration as provided for under Section 13.3 of this Agreement. Any information disclosed to Codexis hereunder shall be deemed Pfizer Confidential Information and may not be disclosed by Codexis to any third parties without Pfizer’s prior written consent.
4.2Risks and Costs. Pfizer and its Affiliates shall be solely responsible for arranging supply of Codexis Enzyme and all costs and expenses of acquiring or manufacturing Codexis Enzyme under Section 4.3. Except as provided in Section 4.5, Codexis shall have no obligations with respect to any Codexis Enzyme acquired by Pfizer or its Affiliates under Section 4.3 and makes no warranty, representation or guarantee with respect to Codexis Enzyme sourced by Pfizer or its Affiliates under Section 4.3, including without limitation no warranty of conformance to specifications, merchantability, or fitness for any particular purpose, or for any Intermediate and/or Product manufactured therefrom. Pfizer and its Affiliates assume all risks associated with the acquisition and use of the Codexis Enzyme produced by or for Pfizer and its Affiliates under the provisions of Section 4.3.

4.3Reserve Inventory. Starting [***] following the Effective Date, the parties may mutually agree for Codexis to maintain in inventory an amount of Codexis Enzyme, which shall be no more than an amount sufficient to fulfill [***] of estimated Pfizer and Pfizer Affiliate demand for Codexis Enzyme based on the forecast provided pursuant to Section 2.4. Codexis reserves the right to deliver such reserve inventory of Codexis Enzyme to Pfizer and its Affiliates on a first-in, first-out basis. No later than [***] before the effective date of termination or expiration of this Agreement, the parties will mutually cooperate to reduce the quantities of Codexis Enzyme in reserve inventory to zero by the effective date of termination or expiration. Within [***] of any termination or expiration of this Agreement, Pfizer or its Affiliates shall be required to purchase all quantities of Codexis Enzyme that remain in the reserve inventory as of the effective date of termination or expiration at the price which was in effect as of the effective date of termination or expiration.
5.[***]

5.1[***].
5.2[***].

5.3[***].

5.4[***].

5.5[***].

5.6Risks and Costs. Pfizer and its Affiliates shall be solely responsible for arranging supply of Codexis Enzyme and all costs and expenses of acquiring or manufacturing Codexis Enzyme under Section 5.3. Except as provided in Section 5.4, Codexis shall have no obligations with respect to any Codexis Enzyme acquired by Pfizer or its Affiliates under Section 5.3 and makes no warranty, representation or guarantee with respect to Codexis Enzyme sourced by Pfizer or its Affiliates under Section 5.3, including without limitation no warranty of conformance to specifications, merchantability, or fitness for any particular purpose, or for any Intermediate and/or Product manufactured therefrom. Pfizer and its Affiliates assume all risks associated with the acquisition and use of the Codexis Enzyme produced by or for Pfizer and its Affiliates under the provisions of Section 5.3.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

6.RELATIONSHIP; RECORDS; REGULATORY OBLIGATIONS; REGULATORY NOTIFICATIONS; AUDIT

6.1Relationship. As between the Parties, Pfizer and the Pfizer Affiliates shall be solely responsible for the production of Intermediate using Codexis Enzyme and for the manufacture of Product using Intermediate.

6.2Records. Codexis shall maintain complete, true, and accurate books, records, test and laboratory data, reports, and all other information relating to Services, including the technical records pertaining to the methods, facilities, and equipment used for processing, in accordance with Applicable Laws and as is reasonably necessary to support regulatory filings by Pfizer with respect to Product.  Codexis shall store all such records and information for a period of at least [***] or longer if required under Applicable Laws.

6.3Regulatory Obligations. Pfizer and Pfizer Affiliates shall be solely responsible for preparation and submission of applications to Regulatory Authorities regarding Product.  Pfizer and Pfizer’s Affiliates will advise Codexis of document requirements in support of such applications by Pfizer or its Affiliates.  Codexis will use commercially reasonable efforts to provide documents and additional information needed for such applications, and to cooperate with and assist Pfizer and its Affiliates in preparation and submission of such applications to the FDA (and other Regulatory Authorities, as appropriate). All such applications to Regulatory Authorities and related filings by Pfizer and its Affiliates shall be the sole and exclusive property of Pfizer and its Affiliates. Pfizer and its Affiliates shall be solely responsible for all contacts and communications with any Regulatory Authority with respect to all matters relating to Product and services provided under this Agreement.  At the request of Pfizer or its Affiliates, Codexis shall make appropriate personnel reasonably available for meetings with Regulatory Authorities related to manufacturing of Codexis Enzyme and the related processing of Product.

6.4Regulatory Notifications. Codexis shall notify Pfizer immediately, and in no event later than [***], after receiving any contact or communication from any governmental, administrative or Regulatory Authority that in any way relates to the Codexis Enzyme, Intermediate or the Product. Codexis shall advise Pfizer no later than the next day that is not a Saturday, Sunday, or federal or state holiday if an authorized agent of any governmental, administrative or Regulatory Authority or any other regulatory body plans to visit the Facility solely in relation to the Codexis Enzyme, Intermediate or Product for Pfizer, and/or makes an inquiry regarding manufacturing of Codexis Enzyme for use in manufacturing Intermediate for Pfizer or regarding any part of the Facility that is used in manufacturing of Codexis Enzyme for use in manufacturing of Intermediate for Pfizer.  Pfizer and Pfizer Affiliates shall have the right to be present at any visit relating to Codexis Enzyme, Intermediate and Product and to review in advance and comment on any response to the communication or investigation submitted by Codexis (and Codexis shall endeavor in good faith to satisfactorily address and incorporate all Pfizer comments prior to submission).  Codexis shall cooperate fully with such Regulatory Authority and with Pfizer and its Affiliates in providing the information needed for any such communication.  Codexis shall provide to Pfizer copies of any document delivered by such Regulatory Authority or regulatory body as a result of such visit.  If an authorized agent of any Regulatory Authority or any other regulatory body visits the Facility in connection with another product or another part of the Facility and such visit results in a finding or other action that could materially and adversely affect Codexis’ performance of the Services under this Agreement, then Codexis shall notify

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Pfizer as soon as practicable and, within [***], shall provide Pfizer with information concerning Codexis’ response to such finding or action.

6.5Audits. During the Term and during any period thereafter during which Pfizer retains the license under Section 7.2(a), Pfizer or its authorized representatives, including its external auditors, at Pfizer’s cost and expense, for the purposes of audit may visit the facilities of Codexis or its Third Party contractors where the Services are being performed, during normal business hours to ensure Codexis’ compliance with the terms of this Agreement and Applicable Laws, including quality, business continuity, social responsibility (including labor and ethics), and/or environment, health, safety and sustainability requirements, which may be conducted together or separately. The detailed scope of audit shall be communicated to Codexis at least [***] prior to the requested date of audit and the Parties shall work in good faith to schedule a mutually agreeable date for such audit.  Any such audit shall be conducted in accordance with Codexis’ then-current policies (made available in writing to Pfizer prior to the anticipated audit date) and without material disruption to Codexis’ or Codexis’ Third Party contractor activities. Pfizer shall be entitled to conduct an audit hereunder once in any [***] during the Term of this Agreement, upon reasonable notice during regular business hours for a period not to exceed [***]; provided, however, that Pfizer shall be entitled to conduct audits following issuance of reports delivered by Regulatory Authorities to Codexis pertaining to manufacturing of Codexis Enzyme for use in manufacturing Intermediate for Pfizer or the occurrence of other events which are likely to adversely affect Pfizer’s manufacturing of Intermediate or Product as frequently as requested by Pfizer at reasonable times and for reasonable duration (which may exceed [***]) until Codexis has corrected such deficiencies.  Upon request, Pfizer may conduct additional audits, provided that Pfizer shall reimburse Codexis for reasonable time and expenses incurred by Codexis in connection with such audits.

7.GOVERNMENTAL LAW AND REGULATIONS

7.1Applicable Law. Codexis’ and Pfizer’s and its Affiliates’ obligations hereunder shall be subject to all Applicable Law. Codexis shall secure such permits and licenses necessary, at its sole expense, for the manufacture, supply and sale of Codexis Enzyme hereunder, unless otherwise agreed by the Parties in writing.

7.2Regulatory Filings. As between the Parties, Pfizer and its Affiliates will be responsible for filing any regulatory approval application in connection with Intermediate and Product, at their own cost.

8.CONFIDENTIALITY

8.1In General. In connection with this Agreement each Party may provide to the other Party, Confidential Information. Codexis Technology shall constitute the Confidential Information of Codexis.

8.2Non-Disclosure and Non-Use. The receiving Party shall maintain the Confidential Information of the disclosing Party in confidence, shall not disclose such Confidential Information to any Third Party, and shall not use such Confidential Information for any purpose except as expressly permitted under the terms and conditions of this Agreement. Notwithstanding the previous sentence, the receiving Party may disclose the Confidential Information of the disclosing Party solely on a “need to know basis” to its Affiliates and its officers, directors, employees, advisors, legal counsel, contractors and agents, and independent legal counsel, and Pfizer Designee(s), each of whom prior to disclosure must be bound by obligations of nondisclosure and non-use no

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

less restrictive than the obligations set forth in this Article 8; provided, however, that, in each of the above situations, the receiving Party shall remain responsible for any failure by any person or entity who receives Confidential Information pursuant to this Section 8.2 to treat such Confidential Information as required under this Article 8. The receiving Party shall take the same degree of care that the receiving Party uses to protect its own confidential and proprietary information of a similar nature and importance, but in no event shall such care be less than reasonable care.

8.3Exceptions. The obligations of non-disclosure and non-use under Section 8.2 will not apply as to particular Confidential Information of a disclosing Party to the extent that such Confidential Information: (a) is at the time of receipt, or thereafter becomes, through no fault of the receiving Party or its Affiliates, published or publicly known or available; (b) is known by the receiving Party or its Affiliates without any obligation of confidence to a Third Party at the time of receiving such information, as evidenced by competent records; (c) is hereafter furnished to the receiving Party or its Affiliates by a Third Party without breach of a duty to the disclosing Party; or (d) is independently discovered or developed by or for the receiving Party or its Affiliates without use of, application of, access to, or reference to Confidential Information of the disclosing Party, as evidenced by competent records.

8.4Disclosure Required by Law. Disclosure of Confidential Information shall not be precluded if such disclosure (a) is in response to a valid order, or required under the regulations, of a court or other governmental body; or (b) is required by Applicable Law; provided, however, that the receiving Party, to the extent practicable, first has given reasonable prior notice to the disclosing Party and at the disclosing Party’s request, the receiving Party cooperates with the disclosing Party’s efforts, as applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such order was issued or as required by such Applicable Law. Any disclosure made pursuant to this Section 8.4 shall not affect the confidential nature of the disclosed Confidential Information (except to the extent the disclosure was made publicly available, such as but not limited to filings with the United States Securities and Exchange Commission, in which case such disclosed Confidential Information shall no longer be deemed confidential).

8.5Remedies. The receiving Party agrees that its obligations under this Article 8 are necessary and reasonable to protect the disclosing Party’s business interests and that the unauthorized disclosure or use of Confidential Information of the disclosing Party may cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The receiving Party further acknowledges and agrees that in the event of any actual or threatened breach of this Article 8, the disclosing Party may have no adequate remedy at law and, accordingly, that the disclosing Party will have the right to seek an immediate injunction, without an obligation to post a bond or any similar security, enjoining any breach or threatened breach of this Article 8, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach.

8.6Agreement Terms. The terms and conditions of this Agreement shall be Confidential Information of each of the Parties, and subject to the terms of this Article 8; provided, however, that (a) each Party may disclose this Agreement, in confidence, (i) to legal, tax and financial advisors (including auditors and lenders) and governmental tax authorities and (ii) in connection with any proposed or actual transactions involving the disclosing Party in the form of mergers, offerings, acquisitions, collaborations, fundings and investments, provided that such disclosure to advisors and other parties would be limited to a strict “need to know” basis, would be on basis that such advisors and other

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parties receiving access to the terms and conditions of this Agreement would agree to hold the Confidential Information on terms of confidentiality equivalent to those in this Agreement and the disclosing Party would be responsible for any breach by any such advisor or other party to whom disclosure is made; and (b) each Party may disclose this Agreement, in its entirety or with portions redacted, as may be required by Applicable Law. The Parties recognize that either or both Parties may be required by Applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulations of any state or other jurisdiction) to disclose (a) the existence of this Agreement, (b) the terms hereof, (c) financial information related to this Agreement (including, without limitation, sales and revenues earned hereunder) and (d) this Agreement (in its entirety or with portions redacted). Any such disclosure that is required by Applicable Law may be made by Codexis or Pfizer; provided that any such required disclosure will, to the extent consistent with Applicable Law, not contain any Confidential Information of, respectively, Pfizer or Codexis and, if disclosure of such information is required by Applicable Law or such rules or regulations, the Parties will use reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed pursuant to Applicable Law, including the identities of the Parties or the other Party, as applicable.

8.7Survival. All obligations of non-disclosure and non-use imposed pursuant to the terms and conditions of this Article 8 shall survive expiration or termination of this Agreement and continue in full force and effect for a period of [***] after the effective date of such expiration or such termination. In the case of a Technology Transfer, the obligations of non-disclosure and non-use imposed pursuant to the terms of this Article 8 shall survive expiration or termination of this Agreement and continue in full force and effect for a period of [***] after the effective date of such expiration or such termination, and with respect to any Confidential Information identified as a trade secret by a Party, for so long as the applicable Confidential Information retains its status as a trade secret under Applicable Law.

9.REPRESENTATIONS AND WARRANTIES

9.1Representations and Warranties

(a) By Each Party. Each Party represents and warrants that as of the Effective Date: (i) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement; (ii) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (iii) the performance of its obligations under this Agreement do not conflict with, or constitute a default under, its charter documents, any contractual obligation of such Party or any court order and (iv) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity. Pfizer Inc. is an equal opportunity employer and federal contractor. Consequently, the Parties agree that, as applicable, they will abide by the requirements of Executive Order 11246, 41 CFR 60-1.4(a); the Vietnam Era Veterans’ Readjustment Assistance Act, 41 CFR 60-300.5(a); and Section 503 of the Rehabilitation Act of 1973, 41 CFR 60-741.5(a), and that these laws are incorporated herein by reference. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit

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discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. These regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability. The parties also agree that, as applicable, they will abide by the requirements of Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws.

(b)By Codexis. Codexis represents and warrants to Pfizer and its Affiliates that:

(i)at the time of delivery of Codexis Enzyme and during the Retest Period such Codexis Enzyme shall meet the requirements therefor set forth in the applicable Enzyme Specification;

(ii)title to Codexis Enzyme will pass to Pfizer and its Affiliates free and clear of any security interest, lien or other encumbrance;

(iii)[***]; and

(iv)such Codexis Enzyme will have been manufactured in accordance with Applicable Law, this Agreement, and any Quality Agreement between the Parties and in facilities that are in compliance with Applicable Law at the time of such manufacture.

(c) Debarment; Exclusion List. Codexis represents, warrants and covenants to Pfizer and its Affiliates that:

(i)neither Codexis nor any of its Affiliates nor any of its contractors performing Services hereunder has been debarred or is subject to debarment pursuant to Section 306 of the FD&C Act or listed on any Excluded List, and

(ii)neither Codexis nor any of its Affiliates nor any of its contractors performing Services hereunder will use in any capacity, in connection with this Agreement, any person or entity who has been debarred pursuant to Section 306 of the FD&C Act, or who is the subject of a conviction described in such Section, or listed on any Excluded List.

Codexis shall inform Pfizer in writing immediately if it, its Affiliates or any person or entity who is involved in the manufacture of the Codexis Enzyme or otherwise performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or listed on any Excluded List, or if any claim or action is pending or is threatened, relating to the debarment or conviction Section 306 of the FD&C Act, or listing on any Excluded List, of Codexis or any person or entity who is involved in the manufacture of the Codexis Enzyme or otherwise performing services hereunder.

(d)Government Enforcement Action. Codexis represents and warrants that as of the Effective Date of this Agreement there is no pending or likely governmental enforcement action or private claim against Codexis or its Affiliates or, to Codexis’ knowledge, [***], or any environmental conditions, events or circumstances that are reasonably likely to limit, impede or otherwise jeopardize Codexis’ ability to meet its obligations under this Agreement.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(e)Anti-Bribery; Anti-Corruption. Codexis represents, warrants and covenants that Codexis has not and will not directly or indirectly offer or pay, or authorize such offer or payment of, any money or anything of value to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper business advantage, and has not accepted, and will not accept in the future, such a payment. Codexis will comply with Pfizer’s Anti-Bribery and Anti-Corruption Principles set forth in Exhibit 9.1(e).

(f)Environment, Health and Safety-General. Codexis represents, warrants and covenants that:

(v)Codexis shall perform all of its obligations herein in compliance with all Environmental Laws and all necessary environmental or other licenses, registrations, notifications, certificates, approvals, authorizations or permits required under Environmental Laws and any private permissions;

(vi) Codexis shall abate any condition or practice, regardless of whether such condition or practice constitutes non-compliance with Environmental Laws, which poses a significant threat to human health, safety, or the environment, or would be reasonably likely to limit, impede, or otherwise jeopardize Codexis’ ability to fulfill its obligations to Pfizer;

(vii)Codexis shall be solely responsible for all Environmental Losses incurred during the performance of this Agreement;

(viii)Codexis shall be solely responsible for the generation, collection, storage, handling, transportation, movement and disposal of all Hazardous Materials and Waste, as applicable, in compliance with Environmental Laws;

(ix)Codexis agrees to release Pfizer and its Affiliates and Pfizer Designees from any liability and waive any claim, pursuant to statute, code, or common law, that Codexis is liable to it or to any Third Party, for any Environmental Loss arising out of the management of Codexis’ Waste;

(x)Codexis shall provide to Pfizer all information available to Codexis related to the safety, safe handling, environmental impact, and disposal of the Codexis Enzyme including, without limitation, material safety data sheets;

(xi)Throughout the term of this Agreement, Codexis shall promptly deliver to Pfizer, as it becomes available to Codexis, any updates or amendments to the information provided pursuant to this Section and any new information relating to the safety, safe handling, environmental impact, or disposal of the Codexis Enzyme;

(xii)Codexis shall provide prompt notification to Pfizer in the event of any significant condition or incident, which shall include any event, occurrence, or circumstance, including any governmental or private action, which could materially impact Codexis’ ability to fulfill its obligations under this Agreement. These include, but are not limited to: (A) material revocation or modification of any licenses, registrations, notifications, certificates, approvals, authorizations or permits required by any applicable Law, (B) any action by governmental authorities that may reasonably lead to the material revocation or modification of Codexis’ required permits, licenses, or authorizations, (C) above, any third party claim against the management or ownership of the facility that could reasonably impact Codexis’ obligations under this Agreement, (D) any fire, explosion, significant accident, or catastrophic Release of Hazardous Substances, or significant “near miss” incident, (E) any significant non-compliance with Environmental

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Laws, and (F) any environmental condition or operating practice that may reasonably be believed to present a significant threat to human health, safety or the environment;

(xiii)Codexis shall ensure that, to the extent applicable to the Codexis Enzyme, the Codexis Enzyme is in compliance with California Safe Drinking Water and Toxic Enforcement Act of 1986 (also known as Proposition 65), the European Regulation on Registration, Evaluation, Authorisation and Restriction of Chemicals (also known as REACH), and any other chemical registration laws, that may regulate, limit, or ban chemicals in the Codexis Enzyme. Codexis shall immediately disclose to Pfizer if it knows of or becomes aware of any detectible amount or possible generation of a material or chemical listed under Applicable Laws in the Codexis Enzyme including (a) upon customary use of the Codexis Enzyme, (b) that are naturally occurring, and/or (c) that are unavoidable constituents or contaminants of a raw material or ingredient of the Codexis Enzyme. For the avoidance of doubt, this disclosure is in addition to any Safety Data Sheets that may be provided to Pfizer. Codexis’s failure to promptly disclose the foregoing to Pfizer shall constitute a material breach of the Agreement. Codexis agrees to consider, and implement if directed by Pfizer, Codexis Enzyme formulation alternatives. Codexis shall monitor Applicable Laws for updates and timely advise Pfizer of new information that may impact the Codexis Enzyme.

(g)Responsible Supply Chain. Codexis represents, warrants, and covenants that it does not, as of the Effective Date, and shall not, during the Term of this Agreement:

(i)use involuntary, bonded or underage labor (defined in accordance with Laws and to the extent applicable Laws) at the Facility(ies); or

(ii)engage in human trafficking; or

(iii)maintain unsafe or unhealthy conditions in any dormitories or lodging that it provides for its employees.

In addition, Codexis agrees and covenants that during the Term of this Agreement:

(i)it shall promptly correct unsafe or unhealthy conditions in any dormitories or lodging that it provides for its employees;

(ii)disclose to Pfizer any use, whether intentional or unintentional, of involuntary, bonded or underage labor or instances of human trafficking, and shall correct unsafe or unhealthy conditions in any lodging that it provides for its employees;

(iii)use reasonable efforts to include similar prohibition and disclosure requirements in agreements with its own suppliers;

(iv)cooperate and provide such information and/or certifications as are reasonably necessary if Pfizer or its Affiliates are obligated to provide or post disclosures regarding labor practices, including, without limitation, disclosures under the California Transparency In Supply Chains Act of 2010, California Civil Code § 1714.43, and similar Applicable Laws; and

(v)perform its obligations under this Agreement in a manner consistent with the Pharmaceutical Industry Principles for Responsible Supply Chain Management, as codified as of the date of this Agreement at https:/pscinitiative.org/principles and Pfizer’s Supplier Conduct Principles.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(a)Conflict Minerals. Codexis agrees and covenants to, to the extent applicable:

(vi)adopt and maintain policies and procedures for the responsible sourcing and traceability of Conflict Minerals. Such policies and procedures shall include management systems and supplier outreach and due diligence processes that are at least as stringent as those contemplated by the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas;

(vii)follow any Conflict Minerals policy that may be adopted by Pfizer from time to time,

(viii)provide to Pfizer such information as Pfizer may from time to time request, including information concerning the origin of any Conflict Minerals in products, components or raw materials supplied to Pfizer and Codexis’ related compliance procedures, and
(ix)adopt such procedures relating to the responsible sourcing and traceability of Conflict Minerals as may be requested by Pfizer from time to time. If Codexis determines that Conflict Minerals contained in any of the products, components or raw materials supplied to Pfizer are from sources that are believed to support conflict, Codexis shall immediately notify Pfizer at cmcompliance@pfizer.com, which notice shall contain reasonable supporting detail to enable Pfizer to assess such determination. Codexis shall not seek to embargo the sourcing of Conflict Minerals from any country or region without the prior approval of Pfizer.

(a)Environment, Health, Safety, and Sustainability Policies. Environment, Health, Safety, and Sustainability Policies.   All Codexis Enzyme to be supplied hereunder will be manufactured at Qualified Enzyme Manufacturing Facilities.  For the [***] Facility and any New Qualified Enzyme Manufacturing Facility, Codexis shall, at Pfizer’s written request, work in good faith with the operators of Qualified Enzyme Manufacturing Facilities to implement mutually acceptable environment, health, safety and sustainability policies which address, among other things, an ongoing commitment to sustainability, including understanding and mitigating environmental impact, elimination of workplace injuries and illnesses, and the protection of local communities from potential impacts of the Qualified Enzyme Manufacturing Facility’s operations.  As and when they become available, Codexis shall identify and bring to Pfizer’s attention Codexis Enzyme options that have a reduced environment, health and/or safety impact.  In the event Codexis receives a New Order for Codexis Enzyme for which Codexis has an option with a reduced environmental footprint or a more favorable health and safety profile, Codexis shall promptly notify Pfizer of such option(s).  Codexis shall discuss with Pfizer the feasibility, efficacy, regulatory and cost implications of any of the foregoing alternate Codexis Enzyme options and shall provide such options if and as directed by Pfizer.

(h)Global Trade Controls Laws. Codexis represents, warrants, and covenants that:
(i)activities under this Agreement will not take place in a Restricted Market; will not involve companies, organizations, or governmental entities from a Restricted Market; and will not involve that are individuals ordinarily resident in a Restricted Market;

(ii)Codexis is not a Restricted Party and is not owned or controlled by a Restricted Party;

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(iii)with respect to activities performed under this Agreement, Codexis confirms that no Restricted Parties will be engaged or delegated any activities under this Agreement;

(iv)in the event that any of these representations change, Codexis will immediately inform Pfizer in writing and suspend all affected activities, including but not limited to making any related payments, under this Agreement, until Pfizer agrees to move forward and end the suspension of the affected activities; and

(v)Codexis will not knowingly transfer any goods, software, technology, or services to Pfizer that are (A) controlled under the U.S. International Traffic in Arms Regulations or at a level other than EAR99 under the U.S. Export Administration Regulations; or (B) specifically identified as an E.U. Dual Use Item or on an applicable export control list of another country.

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9.3Disclaimer of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE, OR ANY OTHER SIMILAR STATUTORY WARRANTY. EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES.

10.INTELLECTUAL PROPERTY

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10.1Ownership by Codexis. As between the Parties, subject only to the license set forth in Section 10.2, Codexis shall retain and own all right, title and interest in, to and under the Codexis Technology, and Codexis shall have the right, but not the obligation, to file applications for, and to control the prosecution and maintenance of, the Codexis Technology and to enforce all rights therein. Pfizer and its Affiliates hereby assign to Codexis all its right, title and interest in, to and under any and all discovery, invention, contribution, method, finding or improvement, whether or not patentable, and all related intellectual property, including without limitation patents, trade secrets, and/or know-how, that is conceived, reduced to practice, or otherwise developed by Pfizer and/or its Affiliates, either solely or jointly with Codexis and/or a Third Party, during the Term that claim the Codexis Enzyme (collectively, the “Codexis Inventions”). Pfizer

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

and its Affiliates agree to cooperate with Codexis, at Codexis’ reasonable request and expense, in the preparation of any patent application claiming any subject matter within such Codexis Inventions.
10.2License to Codexis Technology.

(a)Subject to the terms and conditions of this Agreement, Codexis hereby grants to Pfizer a non-exclusive, non-transferrable (except to a permitted assignee of this Agreement by Pfizer pursuant to Section 13.7), non-sublicensable (except to Affiliates of Pfizer and Pfizer Designees manufacturing Intermediate for Pfizer and its Affiliates for use in the manufacture and sale of Product), worldwide, royalty-free, fully-paid, perpetual, irrevocable (subject to Section 11.7(a)), license under the Codexis Technology to use and import (but not to make, have made, improve, have improved, sell, or have sold) Codexis Enzyme in order to make, have made, use, import, offer for sale, sell or have sold Intermediate solely for the manufacture and sale of Product by or for Pfizer and its Affiliates in the Territory.  For clarity, no license is granted under the Codexis Technology to offer for sale, sell or have sold Intermediate to Third Parties. For clarity, no license is granted under the Codexis Technology to use or import enzymes other than Codexis Enzyme in order to make, have made, use, import, offer for sale, sell or have sold Intermediate solely for the manufacture and sale of Product by or for Pfizer and its Affiliates in the Territory.

(b)Codexis hereby represents and warrants as follows:

(i)Codexis has the right to grant the licenses granted herein;

(ii)Codexis has not granted and will not grant any rights to any Third Parties which would conflict with the rights granted to Pfizer herein;

(iii)Codexis [***] Controls the Codexis Technology, and, as of the Effective Date, the patents set forth in Exhibit 1.36 are a complete and correct listing of all patent rights in the Codexis Technology in the Territory;
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(v)to Codexis’ actual knowledge, [***];

(vi)to Codexis’ actual knowledge, [***]; and

(vii) to Codexis’ actual knowledge, [***].

(c)Enforcement of Codexis Technology

(i)Notice. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of any Codexis Technology for use of the Codexis Enzyme to manufacture the Intermediate in the Territory (the “Intermediate Infringement”) as such Party becomes aware.

(d)Invalidity or Unenforceability Actions.

(viii)Notice. Codexis shall promptly notify Pfizer in writing of any actual, alleged or threatened assertion of invalidity or unenforceability, including any

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

inter partes review, post-grant review, reexamination, opposition or any other similar action before a patent office or a court, by a Third Party of any of the Codexis Technology or the Codexis Enzyme.

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10.4No Other Rights. Except for the rights expressly granted in this Agreement, no right, title or interest of any nature whatsoever is or shall be granted whether as a result of sale or transfer, by implication, estoppels, reliance or otherwise, with respect to the Codexis Technology. All rights with respect to Codexis Technology that are not specifically granted in this Agreement are reserved to Codexis.

11.TERM AND TERMINATION

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11.1Term. The term of this Agreement shall commence on the Effective Date and shall continue until the longer of ten (10) years and the last expiration date of the licensed patents under the Codexis Technology unless earlier terminated in accordance with Sections 11.2, 11.3, 11.4, 11.5 or 11.6 (the “Initial Term”). If Pfizer desires to extend this Agreement for one or more three (3) year periods beyond the Initial Term (each three (3) year period being a “Renewal Term”), it shall so notify Codexis in writing not later than [***] prior to the end of the Initial Term (or any subsequent Renewal Term). Upon any such request, the Parties shall use their good faith, commercially reasonable efforts to reach agreement on any Renewal Term (and the terms and conditions associated with such Renewal Term) not later than [***] prior to the end of the Initial Term or any Renewal Term. The Initial Term and any agreed Renewal Term(s) are collectively, referred to as the “Term”.

11.2Termination for Convenience. Pfizer may terminate this Agreement at any time without cause and in its sole discretion upon not less than [***] prior written notice to Codexis.

11.3 Termination for Cause. Either Party may terminate this Agreement upon [***] written notice to the other Party if the other Party materially breaches any obligation set forth herein, which breach has not been cured within [***] after receipt of written notice of such breach from the non-breaching Party, or within such additional cure period as the non-breaching Party may so authorize in writing.

11.4Termination for Insolvency. To the extent permitted under Applicable Law, a Party may terminate this Agreement upon [***] written notice to the other Party if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or any insolvency law, whether domestic or foreign, or has wound up or liquidated its business voluntarily or otherwise. All rights and licenses granted under or pursuant to this Agreement by Codexis are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Pfizer, as licensee

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.
11.5Termination for Breach of Anti-bribery/Anti-Corruption Representation. Pfizer may terminate this Agreement and/or any or all New Orders effective immediately upon notice to Codexis, if: (i) Codexis breaches any of the representations and warranties set forth in Section 9.1(e), or (ii) Pfizer learns (a) that improper payments are being or have been made or offered to Government Officials or any other person by Codexis or those acting on behalf of Codexis with respect to this Agreement, or (b) that Codexis or those acting on behalf of Codexis with respect to this Agreement has accepted any payment, item, or benefit, regardless of value, as an improper inducement to award, obtain or retain business or otherwise gain or grant an improper business advantage from or to any other person or entity. Further, in the event of such termination, Codexis shall not be entitled to any further payment, regardless of any activities undertaken or agreements with additional Third Parties entered into by Codexis prior to such termination.
11.6Termination for Change of Control of Codexis. Pfizer may in its absolute discretion terminate this Agreement immediately by notice in writing to Codexis in the event of a change in Control of Codexis. Codexis undertakes and agrees to notify Pfizer in writing as soon as it becomes aware of any proposed or actual change of Control of Codexis. For the purposes of this Section 11.6, “Control” means, with respect to any person, the power to direct or cause the direction of the management and policies of such person, whether directly or indirectly and whether through the ownership of voting securities, by contract or otherwise.

11.7Consequences of Expiration or Termination.

(a)Licenses.
(i)Upon termination of this Agreement by Codexis pursuant to Section 11.3 or Section 11.4, the licenses granted to Pfizer under Section 10.1, and, to the extent applicable, Sections 1 and 5.4, shall immediately terminate and Pfizer and its Affiliates shall cease use of any and all Codexis Technology and the Codexis Enzyme Technology;

(ii)Upon termination of this Agreement by Pfizer pursuant to Section 11.2, or upon expiration of this Agreement pursuant to Section 11.1, the license granted under Section 10.2 shall remain in effect for a period of up to [***] after the effective date of termination or expiration for the purpose of allowing Pfizer, Pfizer Affiliates and Pfizer Designees to manufacturing Intermediate using Codexis Enzyme that was in their possession, custody or control as of the effective date of termination or expiration. Thereafter, such license shall terminate and Pfizer, the Pfizer Affiliates and the Pfizer Designees shall cease use of any and all Codexis Technology;

(iii)Upon termination of this Agreement by Pfizer pursuant to Section 11.3, 11.4 or 11.5, the license granted under Section 10.2 shall remain in effect for a period of [***] after the effective date of termination for the purpose of allowing Pfizer, Pfizer Affiliates and Pfizer Designees to manufacture Intermediate using Codexis Enzyme that was in their possession, custody or control as of the effective date of termination. Thereafter, such license shall terminate and Pfizer, the Pfizer Affiliates and the Pfizer Designees shall cease use of any and all Codexis Technology;

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(b)Return of Materials. Subject to what may be required by Pfizer under Section 11.7(a), upon expiration or termination of this Agreement by either Party for any reason, each Party shall promptly return, or destroy, any and all Confidential Information of the other Party in such first Party’s possession or control at the time of such expiration or termination except to the extent provided for in any Technology Transfer.

(c)Accrued Liability. Expiration or termination of this Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination has already accrued to the other Party prior to such time. Such expiration or termination will not relieve a Party from accrued payment obligations or from obligations which are expressly indicated in this Agreement to survive expiration or termination of this Agreement.

11.8Survival. In addition to any sections of this Agreement which by their terms survive expiration or termination of this Agreement, the following Articles and Sections of this Agreement shall survive its expiration or termination: Articles 1, 3, 8 (for the period set forth in Section 8.7) and 13, and Sections 2.3, 2.13, 2.14, 4.8 (last sentence only), 6.1, 6.2, 6.4, 6.5, 8.7, 9.2, 1, 10.2(a), 10.3, 11.7, 11.8, 12.1, 12.2, 12.3 and 12.4. All obligations to make payments to Codexis shall survive expiration or termination of this Agreement.

12.INDEMNIFICATION

12.1Indemnification by Codexis. Codexis shall indemnify, defend, and hold Pfizer, its directors, officers, employees, agents, advisors, contractors, Affiliates and Pfizer Designees harmless from and against all Third Party claims, demands, damages, liabilities, losses, costs, and expenses, including without limitation attorney’s fees (collectively, “Claims”) in connection with or arising from (a) a breach by Codexis of any of its representations, warranties or obligations under this Agreement, (b) any negligence, gross negligence, fraud or willful misconduct of Codexis or its subcontractors or agents in the performance of its obligations under this Agreement; (c) the manufacture, supply, or delivery of Codexis Enzyme; (d) Codexis' supply of Codexis Enzyme which is defective or does not conform to Enzyme Specification; (e) claims made by employees or representatives of Codexis or its subcontractors based on employment contract, or any Applicable Laws prohibiting discrimination in employment, or under worker’s compensation or similar Applicable Laws; (f) failure of Codexis or its employees or subcontractors to comply with any Applicable Law, including but not limited to Environmental Laws, failure to pay taxes, duties, or fees, or to comply with employee safety regulations; (g) [***]; or (h) [***]; provided, however, that Codexis’ indemnification obligations under this Section 12.1 shall not apply to the extent such Claims are solely the responsibility of Pfizer under Section 12.2.

12.2Indemnification by Pfizer. Pfizer shall indemnify, defend, and hold Codexis, its directors, officers, employees, agents, and Affiliates harmless from and against all Claims to the extent arising from (a) a material breach by Pfizer of their representations, warranties or obligations under this Agreement, or (b) any negligence, gross negligence, fraud or willful misconduct by Pfizer or is Affiliates or their subcontractors or agents in the performance of its obligations under this Agreement, (c) product liability related to the use of the Intermediate or any Product (except to the extent caused by the Codexis Enzyme or the Codexis Technology) or (d) infringement or improper appropriation or use by Pfizer, its Affiliates or their subcontractors or agents of a Third Party’s intellectual property rights in the manufacture of Codexis Enzyme, Intermediate or Product, where the infringement is caused solely by acts outside the use of Codexis Enzyme, Codexis Technology or Technology transferred by Codexis hereunder as Technology Transfer; provided, however, that Pfizer’s indemnification

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

obligations under this Section 12.2 shall not apply to the extent such Claims are solely the responsibility of Codexis under Section 12.1.

12.3Indemnification Procedures. The indemnified Party claiming an indemnity hereunder shall: (a) promptly notify the indemnifying Party of any such Claim; (b) permit the indemnifying Party to direct the defense or settlement of such Claim, except that it may not settle any such suit or claim or consent to the entry of any judgment without the indemnified Party’s prior written approval where such settlement involves more than financial compensation or where there is an adverse consequence to the operation of this Agreement, such approval not to be unreasonably withheld; (c) not take any action to prejudice the indemnifying Party’s defense or settlement of such Claim; and (d) upon request by the indemnifying Party, provide reasonable cooperation, information, and assistance (at the indemnifying Party’s expense) in connection with the indemnifying Party’s defense or settlement of any Claim.

12.4Infringement, Misappropriation, Misuse. Without limiting any other of Codexis’s obligations or Pfizer’s rights under this Agreement, if the Codexis Enzyme, Codexis Technology, or any part thereof, becomes or, in Codexis’ reasonable opinion, is likely to become the subject of an infringement, misappropriation or misuse claim, suit or cause of action, Codexis, at its expense, promptly shall either (a) procure for Pfizer the right to continue using such Codexis Enzyme and Codexis Technology free of any liability for infringement, misappropriation or misuse; or (b) replace or modify such Codexis Enzyme or Codexis Technology with a non-infringing substitute of equivalent or better functionality that is reasonably satisfactory to Pfizer, provided that it does not have any regulatory consequences for Pfizer’s Intermediate or Product.

12.5Insurance by Pfizer. Pfizer shall at all times maintain all necessary insurance coverage with sound and reputable independent insurers at commercially reasonable levels of coverage or shall be self-insured, having regard to the nature, type, scope and size of the business it conducts and all its respective activities and obligations under this Agreement.

12.6Insurance by Codexis
1.
2.
3.
3.5
3.6
3.7
3.8
3.9
(a)Maintenance of Coverage. During the Term of this Agreement, Codexis shall provide and maintain such insurance coverage, in minimum types and amounts as described below in this Section, as will protect it and Pfizer, to the extent Pfizer is included as an additional insured, (including Pfizer’s Affiliates, its and their employees, directors, officers and agents) from all claims which may arise out of or result from Codexis’s performance under this Agreement, whether such operations are conducted by Codexis itself or by its Personnel or by or by anyone directly or indirectly employed by any of them, or by anyone for whose acts or omissions they may be liable. Codexis will permit no subcontractor to commence or continue the performance of any services, obligations or other activities hereunder unless such subcontractor is and remains insured as outlined in this Section. Any and all deductibles for such insurance policies shall be assumed by, for the account of, and at Codexis's sole risk.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

.
(b)Waiver of Subrogation. Such commercial general liability and automobile liability insurance policies shall be primary and non-contributing with respect to any other similar insurance policies available to Pfizer or its Affiliates. Except for Workers Compensation/Employers' Liability and Errors & Omissions/Professional Liability, all such policies shall include Pfizer and its Affiliates and any other such entities as Pfizer may reasonably request, as additional insureds. All such polices shall provide a waiver of subrogation in favor of Pfizer and its Affiliates.
(c)Insurance Certificate. Codexis shall furnish to Pfizer original certificates and additional insurance endorsements (blanket endorsements acceptable) evidencing the specified insurance coverage, upon execution of this Agreement and at contract renewal or expiration of any one coverage, whichever occurs first. Such certificates shall provide that notice of cancelation shall be given to Pfizer in accordance with the cancelation provisions of each required policy. The Certificate(s) of Insurance shall be signed by a person authorized by the insurer(s) to evidence coverage on its (their) behalf. Codexis shall provide, pay for, and maintain in effect the policies with minimum “A-” A.M. Best rated insurance carriers, or insurance companies otherwise satisfactory to Pfizer.

(d)Limits. The insurance required under this Section 12.6 shall be written for not less than any limits of liability specified herein or as required by applicable Law, whichever is greater. Codexis shall have the right to provide the total limits required by any combination of primary and Umbrella/Excess coverage; said insurance to include, without limitation, the following:

(iv)Insurance for liability under the Workers’ Compensation or occupational disease laws of any state or other jurisdiction in which services are performed (or be a qualified self-insurer in those states and jurisdictions) or otherwise applicable with respect to persons performing the services, and Employer’s Liability insurance covering all claims by or in respect to the employees of Codexis, providing:

1.Coverage for the statutory limits of all claims under the applicable State Workers’ Compensation Act or Acts. If the scope of work will result in exposures under the U.S. Longshoreman’s Act and its amendments (work dockside or on water), the Jones Act (involving seaman, masters and crew of vessels) or the Federal Employer’s Liability Act (railroad exposure), coverage shall be extended to include insurance coverages mandated thereby;

2.Employer’s Liability Insurance with a limit of not less than $[***];

3.Voluntary Compensation insurance covering all employees not subject to the applicable state Workers’ Compensation Act or Acts.

(ii)Commercial General Liability insurance with the following limits and forms/endorsements:
        Each Occurrence                    $[***]
        Products and Completed Operations Aggregate    $[***]

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(a)Occurrence form including premises and operations coverage, products and completed operations, broad form property damage, , personal injury coverage, blanket contractual liability, and watercraft liability coverage if services are performed on or near a body of water.
(b)Products and completed operations coverage shall be maintained for a period of not less than [***] following the date of the last delivery of Product to Pfizer hereunder.
(c)including Pfizer and its Affiliates as additional insureds with respect to any legal liability of Pfizer or its Affiliates, arising out of Codexis’ performance.
(v)Automobile Liability Insurance: $[***] combined single limit for bodily injury and property damage arising out of all owned, non-owned and hired vehicles, including coverage for all automobiles used in the performance of this Agreement and including the loading and unloading of same.
(vi)Umbrella (Excess) Liability Coverage (follow form) in an amount not less than $[***] per occurrence and in the aggregate
(vii)Care, Custody and Control. If Codexis has care, custody or control of Pfizer property or inventory, Codexis shall be responsible for any loss or damage to it, and provide all risk Property Coverage at full replacement cost for same.
(viii)Acceptance of Certificate. Acceptance of any insurance certificate by Pfizer shall not constitute acceptance of the adequacy of coverage, compliance with the requirements of this Agreement, or serve as an amendment to this Agreement.
13.MISCELLANEOUS

13.1Further Assurances. From time to time on and after the Effective Date, each Party shall at the reasonable request of the other Party: (a) deliver to the other Party such records, data, or other documents; (b) execute, and deliver or cause to be delivered, all assignments, consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all other actions as such other Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby; each to the extent as required under the provisions of this Agreement.

13.2Limitation of Liability. EXCEPT FOR BREACHES OF ARTICLE 8 (CONFIDENTIALITY), SECTION 2.14 OR INDEMNIFICATION PURSUANT TO ARTICLE 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, WHETHER FORESEEABLE OR NOT. FURTHERMORE, EXCEPT FOR BREACHES OF ARTICLE 8, SECTION 2.14 OR INDEMNIFICATION PURSUANT TO ARTICLE 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CLAIM FOR DAMAGES SUCH PARTY SUFFERS UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING THE LESSER OF

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

TWICE THE AGGREGATE AMOUNT OF THE PAYMENTS MADE BY PFIZER TO CODEXIS RELATED TO SUCH CLAIM OR US$[***], PROVIDED THAT NO LIMITATION OF LIABILITY HEREIN SHALL BE APPLICABLE TO ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

13.3Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
13.4Dispute Resolution.
(a)Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, which cannot be amicably resolved, shall be finally resolved by arbitration.
(b)The arbitration shall be conducted by three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The claimant shall nominate an arbitrator in its request for arbitration. The respondent shall nominate an arbitrator within [***] of the receipt of the request for arbitration. The two arbitrators nominated by the Parties shall nominate a third arbitrator within [***] after the nomination of the later-nominated arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators are not nominated within the time prescribed above, then the AAA shall appoint the arbitrator(s).
(c)The seat of the arbitration shall be New York, and it shall be conducted in the English language. The costs of the arbitration, including the Parties’ reasonable legal fees, shall be borne by the unsuccessful Party or Parties. However, the arbitral tribunal may apportion such costs between the Parties if it determines that apportionment is reasonable, taking into account the circumstances of the case.

(d) The arbitration award shall be final and binding on the Parties, and the parties undertake to carry out any award without delay. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.
(e)The parties agree that the IBA Rules on the Taking of Evidence in International Arbitration shall apply to the arbitration. The Parties agree not to bring any 28 USC § 1782 application before the U.S. courts in aid of any arbitration commenced or anticipated under this provision, and undertake not to use in the arbitration proceedings any documents obtained pursuant to such an application. The Parties agree that the arbitration shall be kept confidential.
(f)The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Information”) shall not be disclosed to any non-party except the tribunal, the AAA, the Parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a Party may disclose Confidential Information to the extent that disclosure may be required to fulfil a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. This

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

confidentiality provision survives termination of the Agreement and of any arbitration brought pursuant to the Agreement.
(g)Nothing in this Agreement shall be deemed as preventing a Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect that Party’s name, Confidential Information, trade secrets, know-how, or any other proprietary rights.

13.5Force Majeure. Codexis shall establish a written business continuity plan and Business Continuity Management system that aims to assure supply of Codexis Enzyme to Pfizer and its Affiliates in the event of a business interruption, including any disruption resulting from a force majeure event, to the extent commercially reasonable. Except for the payment of money, neither Party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, flood, earthquake, or by the public enemy or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided, that the affected Party notifies the unaffected Party as soon as reasonably possible and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event; provided, further, that no such delay or failure in performance shall continue for more than three (3) months. In the event that a delay or failure in performance by a Party under this Section 13.5 continues longer than three (3) months, the other Party may terminate this Agreement in accordance with the terms and conditions of Section 11.3.

13.6Independent Contractors. The Parties are independent contractors. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party will incur any debts or make any commitments for the other Party.

13.7Assignment. Except as expressly provided herein, neither this Agreement nor any interest hereunder will be assignable, nor any other obligation delegable, by a Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. This Agreement shall be binding upon successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 13.7 shall be null and void. Any permitted assignment or transfer of this Agreement shall not release the assigning or transferring Party from its obligations under this Agreement.

13.8Notices. Any notice, report, communication, or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested; (b) by overnight express delivery service by a nationally recognized courier; (c) via confirmed facsimile, followed within five (5) days by a copy delivered in accordance with this Section 13.8; or (d) via e-mail or pdf, with delivery receipt and read receipt requested, addressed to the other Party at the address shown below or at such other address as such Party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to Pfizer:
Pfizer Ireland Pharmaceuticals
Operations Support Group
Ringaskiddy Co Cork
Ireland
Attn: Company Secretary

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

and, with a copy (which shall not constitute notice) to:

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
Attn: General Counsel
LegalNotice@Pfizer.com

If to Codexis:	Codexis, Inc. Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: President
ceo@codexis.com

With a copy to:	Codexis, Inc. Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: General Counsel
gc@codexis.com

13.9Severability. If any provision of this Agreement is found by a court to be void, invalid, or unenforceable, such provision shall be reformed to comply with Applicable Law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided, that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Party. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid, or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Party, the Parties shall modify such provision in accordance with Section 13.10 to obtain a legal, valid, and enforceable provision and provide an economic benefit to the Parties that most nearly effects the Parties’ intent on entering into this Agreement.

13.10Press Release. Upon execution of this Agreement, the Parties shall issue the mutually agreed upon joint press release set forth in Exhibit 13.10. Any disclosure that is required by Applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulations of any state or other jurisdiction, may be made by Codexis or Pfizer; provided that any such required disclosure will not contain any confidential information of, respectively, Pfizer or Codexis and, if disclosure of such information is required by Applicable Law or such

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

rules or regulations, the Parties will comply with Section 8.4, and will use reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed to a governmental agency, including the identities of the parties or the other party, as applicable. Codexis may publicly disclose any information that has previously been disclosed in accordance with this Section 13.10 without any requirement to receive Pfizer’s approval thereof or to provide Pfizer with an opportunity to review such disclosure.

13.11Modifications; Waivers. This Agreement may not be altered, amended, supplemented, or modified in any way except by a writing signed by each Party. The failure of a Party to enforce any rights or provisions of this Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such Party to thereafter enforce such rights or provisions or any other rights or provisions hereunder.

13.12No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, save as expressly stated herein in regard to Pfizer Affiliates and Pfizer Designees.

13.13Interpretation.

(h)Captions and Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(i)Singular and Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(j)Articles, Sections, and Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such section; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(k)Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(l)Ambiguities. The Parties jointly drafted this Agreement. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

13.1Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered, electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.2Entire Agreement. The Parties acknowledge that this Agreement, including, for clarity, the preamble, recitals and exhibits attached hereto, sets forth the

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements, and writings with respect hereto with respect to the subject matter hereof. No trade customs, courses of dealing or courses of performance by the Parties shall be relevant to modify, supplement, or explain any term(s) used in this Agreement. Each Party agrees and acknowledges that it has not relied on any information, data, or forecasts provided by the other Party, or discussions with the other Party, in the negotiation and execution of this Agreement.

[Signature page follows]

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, Pfizer and Codexis have executed this Agreement by their respective duly authorized representatives on the dates identified below but the Agreement shall become effective on the Effective Date.

PFIZER IRELAND                CODEXIS, INC.
PHARMACEUTICALS

By:    /s/Paul Duffy                By:    /s/John Nicols

Name:    Paul Duffy                Name:    John Nicols

Title:    Director                Title:    President & CEO

Date:    July 13, 2022                Date:    July 13, 2022

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 1.36

Licensed Patents

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 1.43

Pfizer Designees

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 2.5(a)
Existing Orders
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 2.5(b)

Existing Non-Cancelable Orders

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 2.5(c)

Existing Cancelable Orders

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 2.6

Specifications

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 3.1

Pricing for Codexis Enzyme

Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 9.1(e)

Pfizer International Anti-Bribery and Anti-Corruption Principles

Pfizer has a longstanding corporate policy that prohibits colleagues or anyone else acting on our behalf from providing any payment or benefit to any person or entity in order to improperly influence a government official or to gain an unfair business advantage. Pfizer is committed to performing with integrity and acting ethically and legally in accordance with all applicable laws and regulations, including, but not limited to, anti-bribery and anti-corruption laws. We expect the same commitment from the consultants, agents and representatives or other companies and individuals acting on our behalf (“Business Associates”), as well as those acting on behalf of Business Associates, in connection with work for Pfizer.

Bribery of Government Officials

Most countries have laws that forbid making, offering or promising any payment or anything of value (directly or indirectly) to a government official when the payment is intended to influence an official act or decision to award or retain business. Under Pfizer’s policies, “government official” is broadly interpreted and includes: (i) any elected or appointed government official (e.g., a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (iii) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office; or (iv) an employee or person acting for or on behalf of a public international organization (e.g. the United Nations). “Government” is meant to include all levels and subdivisions of government (i.e. local, regional, or national and administrative, legislative, or executive). Because this definition of “government official” is so broad, it is likely that Business Associates will interact with a government official in the ordinary course of their business on behalf of Pfizer. For example, doctors employed by government-owned hospitals would be considered “government officials” under Pfizer’s policies.

The U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) prohibits making, promising, or authorizing the making of a payment or providing anything of value to a non-U.S. government official to improperly or corruptly induce that official to make any governmental act or decision to assist a company in obtaining or retaining business, or to otherwise obtain an improper advantage. The FCPA also prohibits a company or person from using another company or individual to engage in any of the foregoing activities. As a U.S. company, Pfizer must comply with the FCPA and could be held liable as a result of acts committed anywhere in the world by a Business Associate.

Anti-Bribery and Anti-Corruption Principles Governing Interactions with Governments and Government Officials

Business Associates must communicate and abide by the following principles with regard to their interactions with governments and government officials:
•Business Associates, and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly make, promise, or authorize the making of a corrupt payment or provide anything of value to any government official to induce that government official to make any governmental act or decision to help Pfizer obtain or retain business. Business Associates, and those acting on their behalf in connection with work for Pfizer, may never make a payment to or offer

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

a government official any items or benefit, regardless of value, as an improper inducement for such government official to approve, reimburse, prescribe, or purchase a Pfizer product, to influence the outcome of a clinical trial, or otherwise improperly to benefit Pfizer’s business activities
.
•Business Associates, and those acting on their behalf in connection with work for Pfizer, need to understand whether local laws, regulations, or operating procedures (including requirements imposed by government entities such as government-owned hospitals or research institutions) impose any limits, restrictions, or disclosure requirements on compensation, financial support, donations, or gifts that may be provided to government officials. Business Associates and those acting on their behalf in connection with work for Pfizer, must take into account and comply with any applicable restrictions in conducting their Pfizer-related activities. If a Business Associate is uncertain as to the meaning or applicability of any identified limits, restrictions, or disclosure requirements with respect to interactions with government officials, that Business Associate should consult with his or her primary Pfizer contact before undertaking their activities.

•Business Associates and those acting on their behalf in connection with work for Pfizer are not permitted to offer facilitation payments. A “facilitation payment” is a nominal, unofficial payment to a government official for the purpose of securing or expediting the performance of a routine, non-discretionary governmental action. Examples of facilitation payments include payments to expedite the processing of licences, permits or visas for which all paperwork is in order. In the event that a Business Associate, or someone acting on their behalf in connection with work for Pfizer, receives or becomes aware of a request or demand for a facilitation payment or bribe in connection with work for Pfizer, the Business Associate shall report such request or demand promptly to his or her primary Pfizer contact before taking any further action.

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Commercial Bribery
Bribery and corruption can also occur in non-government, business to business relationships. Most countries have laws which prohibit offering, promising, giving, requesting, receiving, accepting, or agreeing to accept money or anything of value in exchange for an improper business advantage. Examples of prohibited conduct could include, but are not limited to, the provision of inappropriate gifts or hospitality, kickbacks, or investment opportunities offered to improperly induce the purchase of goods or services. Pfizer colleagues are not permitted to offer, give, solicit or accept bribes, and we accept our Business Associates, and those acting on their behalf in connection with work for Pfizer, to abide by the same principles.

Anti-Bribery and Anti-Corruption Principles Governing Interactions with Private Parties and Pfizer Colleagues

Business Associates must communicate and abide by the following principles with regard to their interactions with private parties and Pfizer colleagues:

•Business Associates, and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly make, promise, or authorize the making of a corrupt payment or provide anything of value to any person to induce that person to provide an unlawful business advantage for Pfizer.
•Business Associates and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly, solicit, agree to accept or receive a payment or anything of value as an improper inducement in connection with their business activities performed for Pfizer.
•Pfizer colleagues are not permitted to receive gifts, services, perks, entertainment or other items of more than token or nominal value from Business Associates, and those acting on their behalf in connection with work for Pfizer. Moreover, gifts of nominal value are only permitted if they are received in an infrequent basis and only at the appropriate occasions.

Reporting Suspected or Actual Violations

Business Associates, and those acting on their behalf in connection with work for Pfizer, are expected to raise concerns related to potential violations of these International Anti-Bribery and Anti-Corruption Principles or the law. Such reports can be made to a Business Associate’s primary point of contact at Pfizer, or if an Associate prefers, to Pfizer’s Compliance Group by e-mail at [***] or by phone at [***].

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 13.10

Press Release

Codexis Announces Agreement with Pfizer to Supply Enzyme
for the Manufacture of PAXLOVID™ (nirmatrelvir tablets; ritonavir tablets)
REDWOOD CITY, Calif., July [XX], 2022 – Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company enabling the promise of synthetic biology, today announced that the Company has entered into an agreement with Pfizer for the supply of a proprietary high-performance enzyme used to manufacture a critical intermediate for nirmatrelvir, an active pharmaceutical ingredient (API) in PAXLOVID™, Pfizer’s antiviral therapeutic, which is currently authorized for emergency use by the U.S. Food and Drug Administration (“FDA”) for the treatment of mild-to-moderate COVID-19 in people at high risk of progression to severe illness and authorized or approved by other regulatory authorities across the globe.
“Pfizer has played a critical role in the response to the global COVID-19 pandemic, including through their rapid development of PAXLOVID™, and I am incredibly proud that Codexis’ engineered enzyme is enabling a sustainable manufacturing route for their nirmatrelvir API,” said John Nicols, President and CEO of Codexis. “This agreement demonstrates the agility of Codexis’ commercial supply chain and manufacturing capabilities to very rapidly generate unprecedented enzyme quantities. We look forward to our continued support of Pfizer’s manufacturing of PAXLOVID™ for COVID-19 patients.”
“Codexis has been an extremely valuable partner throughout the scale-up of the nirmatrelvir process, and we are pleased to extend our partnership through this multi-year agreement,” said Pamela Siwik, Vice President, Launch Excellence, Pfizer Global Supply. “Their unique enzyme is an important element in the manufacture of PAXLOVID and plays a role in supporting our efforts to ensure rapid availability of this COVID-19 oral treatment to people around the world.”
For important information related to the terms of the enzyme supply agreement and its impact on Codexis’ outlook, see Codexis’ Current Report on Form 8-K filed with the SEC on July [XX], 2022.

About Codexis
Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® platform to discover and develop novel, high performance enzymes and novel biotherapeutics. Codexis enzymes have applications in the sustainable manufacturing of pharmaceuticals, food, and industrial products; in the creation of the next generation of life science tools; and as gene therapy and biologic therapeutics. The Company’s unique performance enzymes drive improvements such as: reduced energy usage, waste generation and capital requirements; higher yields; higher fidelity diagnostics; and more efficacious therapeutics. Codexis enzymes enable the promise of synthetic biology to improve the health of people and the planet. For more information, visit www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding the supply of

CONFIDENTIAL Certain information is this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

its proprietary high performance enzyme to Pfizer and Codexis’ ability to continue to support the manufacture of Pfizer’s treatment for COVID-19 patients. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:
Argot Partners
Brendan Strong/Carrie McKim
(212) 600-1902
Codexis@argotpartners.com